Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-256605

PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 28, 2021)

BUSINESS FIRST BANCSHARES, INC.

$50,000,000

Common Stock

We are offering 2,500,000 shares of our common stock, par value $1.00 per share, by means of this prospectus supplement and the accompanying base prospectus.

Our common stock is listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “BFST.” The last reported sales price of our common stock on Nasdaq on October 11, 2022 was $22.05 per share.

Investing in our common stock involves risks. Please carefully consider the risks discussed in “Risk Factors” beginning on page S-12 of this prospectus supplement, the risk factors beginning on page 6 of the accompanying base prospectus, and the risk factors in the documents incorporated by reference in this prospectus supplement, including in our Annual Report on Form 10-K for the year ended December 31, 2021.

	Per Share	Total
Public offering price	$20.00	$50,000,000
Underwriting discounts and commissions(1)	$1.00	$2,500,000
Proceeds, before expenses, to us	$19.00	$47,500,000

(1) The underwriters will be reimbursed for certain expenses in this offering. See “Underwriting” for details.

The shares of common stock are being offered through the underwriters on a firm commitment basis.

None of the U.S. Securities and Exchange Commission, or the SEC, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, the Louisiana Office of Financial Institutions or any other regulatory authority has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

These securities are not deposits, savings accounts or other obligations of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The underwriters expect to deliver the common stock in book entry form only, through the facilities of The Depository Trust Company, against payment on or about October 17, 2022.

Sole Book-Running Manager

STEPHENS INC.

Lead Manager

RAYMOND JAMES

Co-Managers

D.A. DAVIDSON & CO.	HOVDE GROUP, LLC	JANNEY MONTGOMERY SCOTT	PIPER SANDLER

The date of this prospectus supplement is October 12, 2022.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless we state otherwise or the context otherwise requires, as used in this prospectus supplement, the terms “Business First,” “we,” “our,” and “us” refer to Business First Bancshares, Inc. and the term “you” refers to a prospective investor.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock, including the price, the number of shares of our common stock being offered and the risks of investing in this offering of our common stock. The second part is the accompanying base prospectus, which gives more general information about the securities we may offer in one or more offerings from time to time under our shelf registration statement, some of which may not apply to this offering of common stock. Generally, when we refer to the “prospectus,” we are referring to this prospectus supplement and the accompanying base prospectus combined as one document, including the documents incorporated by reference herein and therein. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein include important information about us, the common stock being offered and other information you should know before investing. You should also read and consider the additional information described under the caption “Where You Can Find More Information” in this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, we may, from time to time, sell the securities described in the accompanying prospectus in one or more offerings up to a total amount of $150,000,000. The shelf registration statement was declared effective on June 8, 2021.

Neither we nor the underwriters have authorized any other person to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to the offering filed by us with the SEC and the documents incorporated by reference herein and therein is accurate only as of their respective dates (or, with respect to particular information contained in such document, as of the date set forth within such document as the date as of which such particular information is provided), regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit either to the registration statement of which the accompanying prospectus is a part or any document incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant made to you or for your benefit. Moreover, such representations, warranties or covenants were accurate only as of the date they were made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are offering to sell our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for that person to make that offer or solicitation. Neither the underwriters nor we are making any representation to you regarding the legality of an investment in our common stock by you under applicable laws. You should consult your own legal, tax and business advisors regarding an investment in our common stock. Information in this prospectus is not legal, tax or business advice to any prospective investor.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC. Our SEC filings are available to the public at the SEC's web site at www.sec.gov. You may also obtain copies of these documents from us, without charge, by requesting them in writing or by telephone at the following address: Corporate Secretary, Business First Bancshares, Inc., 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801, telephone: (225) 248-7600. The documents that we have filed with the SEC are also available on our website at www.b1bank.com under “Shareholder Info.” The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain of the information we file with it, which means that we can disclose important information to you by referring you to the specific documents containing that information without actually including the information in this prospectus. The information incorporated by reference is an important part of this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date of this prospectus or that any information incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference (or, with respect to particular information contained in such document, as of any date other than the date set forth within such document as the date as of which such particular information is provided).

In the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents that we have filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, filed on May 4, 2022 and August 4, 2022, respectively;

●

those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 2, 2022, that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021; and

●

our Current Reports on Form 8-K filed with the SEC on March 1, 2022, June 1, 2022, June 24, 2022 and September 1, 2022 (other than any portions thereof deemed furnished and not filed in accordance with SEC rules).

All reports and other documents we subsequently file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions thereof deemed furnished and not filed in accordance with SEC rules), prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus commencing on the date on which the document is filed.

You may obtain from us a copy of any documents incorporated by reference into this prospectus without charge to you in the manner described above.

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement or the accompanying base prospectus and any other written or oral statements made by us from time to time may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act; and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical fact, included in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, regarding our strategy, future operations, financial position, estimated revenues and income or losses, projected costs and capital expenditures, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, the words “plan,” “endeavor,” “will,” “would,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are (or were when made) based on current expectations and assumptions about future events and are (or were when made) based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should understand that the following important factors could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements:

●

our ability to identify and consummate attractive acquisition opportunities and risks related to the integration of any acquired businesses, including exposure to potential asset quality and credit quality risks and unknown or contingent liabilities, risks related to entering a new geographic market, the time and costs associated with integrating systems, technology platforms, procedures and personnel, the ability to retain key employees and maintain relationships with significant customers, the need for additional capital to finance such transactions, and possible failures in realizing the anticipated benefits from acquisitions;

●

changes in the strength of the U.S. economy in general and the local economy in our local market areas adversely affecting our customers and their ability to transact profitable business with us, including the ability of our borrowers to repay their loans according to their terms or a change in the value of the related collateral;

●	economic risks posed by our geographic concentration in Louisiana, the Dallas/Fort Worth metroplex and Houston;

●	the ability to sustain and continue our organic loan and deposit growth, and manage that growth effectively;

●

market declines in industries to which we have exposure, such as the volatility in oil prices and downturns in the energy industry that impact certain of our borrowers and investments that operate within, or are backed by collateral associated with, the energy industry;

●	volatility and direction of interest rates and market prices, which could reduce our net interest margins, asset valuations and expense expectations;

●	interest rate risk associated with our business;

●	changes in the levels of loan prepayments and the resulting effects on the value of our loan portfolio;

●	increased competition in the financial services industry, particularly from regional and national institutions and emerging non-bank competitors;

●	increased credit risk in our assets and increased operating risk caused by a material change in commercial, consumer and/or real estate loans as a percentage of our total loan portfolio;

●	changes in the value of collateral securing our loans;

●	deteriorating asset quality and higher loan charge-offs, and the time and effort required to resolve problem assets;

●	the failure of assumptions underlying the establishment of and provisions made to our allowance for credit losses;

●	changes in the availability of funds resulting in increased costs or reduced liquidity;

●	our ability to maintain important deposit customer relationships and our reputation;

●	a determination or downgrade in the credit quality and credit agency ratings of the securities in our securities portfolio;

●	increased asset levels and changes in the composition of assets and the resulting impact on our capital levels and regulatory capital ratios;

●	our ability to prudently manage our growth and execute our strategy;

●	risks associated with our acquisition and de novo branching strategy;

●	the loss of senior management or operating personnel and the potential inability to hire qualified personnel at reasonable compensation levels;

●	legislative or regulatory developments, including changes in the laws, regulations, interpretations or policies relating to financial institutions, accounting, tax, trade, monetary and fiscal matters;

●	government intervention in the U.S. financial system;

●	changes in statutes and government regulations or their interpretations applicable to us, including changes in tax requirements and tax rates;

●

natural disasters and adverse weather, acts of terrorism, an outbreak of hostilities or other international or domestic calamities, including the recent war in Ukraine and any escalation thereof, cyber terrorism or cyber attacks, epidemics and pandemics such as coronavirus, and other matters beyond our control; and

●	other risks and uncertainties listed from time to time in our reports and documents filed with the SEC.

Other factors not identified above, including those described under the headings “Risk Factors” in this prospectus supplement, the accompanying base prospectus and our Annual Report on Form 10-K for the year ended December 31, 2021 and the other documents incorporated by reference into this prospectus, may also cause actual results to differ materially from those described in any forward-looking statements. Most of these factors are difficult to anticipate, are generally beyond our control and may prove to be inaccurate. You should consider these factors in connection with considering any forward-looking statements.

All forward-looking statements, expressed or implied, included in or incorporated by reference into this prospectus supplement and the accompanying base prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

We assume no obligation for updating any forward-looking statements at any time, all of which are expressly qualified by the statements in this section, to reflect new information obtained or events or circumstances that occur after the date any such forward-looking statement is made.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights some of the information contained in or incorporated by reference into this prospectus supplement and does not contain all of the information that you should consider before investing in the securities offered by this prospectus supplement. You should carefully read this entire prospectus supplement, including the section titled “Risk Factors” on page S-12, the accompanying base prospectus, and the other documents that are incorporated by reference into this prospectus, including our financial statements and the notes to those financial statements, before making an investment decision.

Our Company

Business First Bancshares, Inc. is a financial holding company headquartered in Baton Rouge, Louisiana, and the parent company of b1BANK, formerly known as Business First Bank, a Louisiana state banking association and community-based financial institution that offers a full array of banking products and services. We currently operate from a network of banking centers and loan production offices located throughout the state of Louisiana, in the Dallas/Fort Worth metroplex and Houston.

Since our founding in 2006, our mission has not changed – we seek to be the financial institution of choice for our markets’ small-to-midsized businesses and their owners and employees. To achieve this goal, we focus on recruiting, retaining and empowering talented bankers who are intimately familiar with and well respected in the communities that they serve, and on providing market-leading products and services that add value to our customers’ businesses. We are currently one of the largest Louisiana-based financial institutions. As of June 30, 2022, on a consolidated basis, we had total assets of $5.5 billion, total loans of $4.1 billion, total deposits of $4.7 billion and shareholders’ equity of $445.5 million.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “BFST.” The closing price of our common stock on October 11, 2022, the most recent practicable date prior to the date of this prospectus supplement, was $22.05.

Recent Developments

Issuance of Preferred Stock

On September 1, 2022, we completed a private placement of $72.0 million of our 7.50% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A (the “series A preferred stock”). The series A preferred stock has a perpetual term and was structured to qualify as additional Tier 1 capital under applicable regulatory capital guidelines. If declared by our board of directors, dividends on the series A preferred stock are payable at a fixed rate of 7.50% until August 31, 2027 and thereafter at a variable rate equal to the then-current 3-month secured overnight financing rate (SOFR), reset quarterly, plus 470 basis points. The holders of the series A preferred stock do not have any right to require the redemption or repurchase of their shares of series A preferred stock, and the series A preferred stock may not be converted into common stock or any other security. We may, at our option and subject to required regulatory approval, redeem the series A preferred stock (i) in whole or in part on any dividend payment date on or after August 31, 2027, or (ii) in whole but not in part at any time, including prior to August 31, 2027, under certain circumstances related to the regulatory capital treatment of the shares. Upon our voluntary or involuntary liquidation, dissolution, or winding-up, holders of outstanding shares of series A preferred stock are entitled to be paid out of our assets legally available for distribution to our shareholders, before any distribution of assets is made to holders of common stock or any other junior stock, a liquidating distribution in the amount of a liquidation preference of $1,000 per share, plus the sum of any declared and unpaid dividends for prior dividend periods and any declared and unpaid dividends for the then-current dividend period. Holders of the Series A preferred ptock will have no voting rights except with respect to certain changes in the terms of the series A preferred stock, the issuance of capital stock ranking senior to the series A preferred stock, certain fundamental business transactions and as otherwise required by applicable law.

Acquisition of Texas Citizens Bancorp, Inc.

On March 1, 2022, we consummated the merger of Texas Citizens Bancorp, Inc. (“TCBI”), headquartered in Pasadena, Texas, with and into the Company, pursuant to the terms of that certain Agreement and Plan of Reorganization (the “Reorganization Agreement”), dated as of October 20, 2021, by and between the Company and TCBI (the “Holding Company Merger”). Also on March 1, 2022, TCBI’s wholly-owned banking subsidiary, Texas Citizens Bank, National Association, was merged with and into b1BANK (the “Bank Merger,” and together with the Holding Company Merger, the “Merger”). Pursuant to the terms of the Reorganization Agreement, upon consummation of the Merger, the Company issued 2,069,532 shares of its common stock to the former shareholders of TCBI. At February 28, 2022, TCBI reported $534.2 million in total assets, $349.5 million in loans and $477.2 million in deposits. As a result of the Merger, we added six banking locations in the Houston, Texas market.

Preliminary Third Quarter Results

Our unaudited consolidated financial statements as of and for the three and nine months ended September 30, 2022 are not yet available. The following selected preliminary unaudited consolidated financial information regarding our performance and financial condition as of and for the three and nine months ended September 30, 2022 is based solely on management’s estimates reflecting preliminary financial information, and remains subject to additional procedures, including its normal quarterly closing procedures, and our consideration of subsequent events, particularly as it relates to material estimates and assumptions used in preparing management’s estimates, which we expect to complete following completion of this offering. These additional procedures could result in material changes to our preliminary estimates during the course of our preparation of our unaudited consolidated financial statements as of and for the three and nine months ended September 30, 2022.

The following tables present certain unaudited financial information of the Company as of and for the three and nine months ended September 30, 2022.

Dollars in millions	As of September 30, 2022
Balance Sheet:
Total Assets	$5,806.7
Gross Loans (Held for Investment)	4,429.9
Total Deposits	4,586.1
Loan/Deposit Ratio	96.6%

Dollars in millions	For the three months ended September 30, 2022	For the nine months ended September 30, 2022
Income Statement:
Interest income	$63.5	$161.6
Interest expense	10.0	18.1
Net interest income	53.5	143.5
Total noninterest income	8.1	21.0
Total noninterest expense	40.9	111.0
Pre-tax, pre-provision earnings	20.6	53.5

Adjustments to noninterest income	(0.3) (1)	0.5 (3)
Adjustments to noninterest expense	3.5 (2)	5.5 (4)
Total net adjustments	3.2	6.0
Core pre-tax, provision earnings (5)	$23.9	$59.5

(1) Adjustments to noninterest income for the three months ended September 30, 2022 consist of $265,000 relating to reimbursement of storm expenditures and $7,000 realized losses on sale of securities.

(2) Adjustments to noninterest expense for the three months ended September 30, 2022 consist of $3,521,000 acquisition-related expenses.

(3) Adjustments to noninterest income for the nine months ended September 30, 2022 consist of $717,000 relating to losses on disposition of former premises and equipment, $265,000 relating to reimbursement of storm expenditures and $46,000 realized losses on sale of securities.

(4) Adjustments to noninterest expense for the nine months ended September 30, 2022 consist of $5,040,000 acquisition-related expenses and $501,000 occupancy and premises repairs.
(5) Core pre-tax, provision earnings is a non-GAAP financial measure. Management believes presentation of this non-GAAP financial measure provides useful supplemental information to investors to analyze the operating results of the Company’s core business. This non-GAAP financial measure is not necessarily comparable to non-GAAP measures that may be presented by other companies. A reconciliation of this non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the table above.

The foregoing results as of and for the three and nine months ended September 30, 2022 have been prepared by, and are the responsibility of, our management based on currently available information and have not been compiled or reviewed by our independent auditors, FORVIS, LLP. FORVIS, LLP has not audited, reviewed, compiled or applied agreed-upon procedures with respect to these quarter- and year-to-date results. Accordingly, FORVIS, LLP does not express an opinion or any other form of assurance with respect thereto.

The final results as of and for the three and nine months ended September 30, 2022 may differ materially from the preliminary results above. Such final results will be included in our third quarter reporting, including in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022. Those final results may differ materially from the preliminary results herein due to, among other things, information relating to the periods ending on or prior to September 30, 2022 that are not known until after such preliminary results are provided, our consideration of subsequent events, and the finalization of our quarterly financial and accounting procedures. Further, our results for the three and nine months ended September 30, 2022 are not necessarily indicative of the results to be expected for the full year ended December 31, 2022.

Consequently, you should not place undue reliance upon the above preliminary third quarter results.

Corporate Information

Our principal executive offices are located at 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801, and our telephone number at that address is (225) 248-7600. Our website address is www.b1bank.com. We make our periodic reports and other information filed with, or furnished to, the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with, or furnished to, the SEC. Except as specifically incorporated by reference into this prospectus supplement, the information on, or otherwise accessible through, our website is not incorporated by reference herein and does not constitute a part of this prospectus supplement. See “Where You Can Find More Information” on page S-2 of this prospectus supplement.

THE OFFERING

The following summary of the offering contains basic information about the offering and about shares of our common stock and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of shares of our common stock, please see “Description of Capital Stock—Common Stock” in the accompanying prospectus.

Issuer:	Business First Bancshares, Inc.

Common stock offered by us:	2,500,000 shares

Common stock outstanding after the offering:	25,105,136 shares(1)

Public offering price per share:	$20.00

Use of proceeds:

We expect to receive net proceeds from this offering of approximately $46,750,000 million, after deducting estimated expenses and underwriting discounts and commissions. We intend to use the net proceeds for general corporate purposes, which may include augmenting our capital, supporting future organic growth, funding potential acquisition opportunities, and redeeming certain of our subordinated debt. See “Use of Proceeds” in this prospectus supplement.

Dividends:

We paid a cash dividend of $0.12 per share on August 31, 2022 based upon our financial performance for the second quarter of 2022. Although we expect to continue paying dividends each quarter, any future determination to pay dividends on our common stock will be made by our board of directors and will depend upon our historical and projected financial condition, liquidity and results of operations; capital levels and needs; contractual, statutory and regulatory limitations; and other factors deemed relevant by our board.

Additionally, our ability to pay dividends to our common shareholders is contingent upon the payment of dividends to the holders of our series A preferred stock. See “Common Stock and Dividend Policy” on page S‑18 and “Description of Capital Stock” on page S-19 below.

Risk factors:

An investment in our common stock involves risks. You should carefully the risks described under the heading “Risk Factors” beginning on page S-12 in this prospectus supplement and the other information included in or incorporated by reference into the prospectus before deciding to invest in our common stock.

Listing and Nasdaq symbol:	Our common stock is listed on the Nasdaq Global Select Market under the symbol “BFST.”

(1)

The number of shares of common stock to be outstanding immediately following this offering is based on 22,605,136 shares of common stock outstanding as of September 30, 2022 and excludes 179,466 shares of common stock issuable upon the exercise of outstanding time-based options at a weighted average exercise price of $19.32 per share, 167,500 shares of which were exercisable as of September 30, 2022.

BUSINESS FIRST’S SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table sets forth our summary historical consolidated financial and other data for the periods and as of the dates presented.

The summary historical financial data as of and for each of the five years ended December 31, 2021 were derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement. The consolidated financial information as of and for the six months ended June 30, 2022 and 2021 is derived from our unaudited consolidated financial statements and, in the opinion of our management, reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the data for those dates. The selected consolidated financial data for the six months ended June 30, 2022 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2022. You should not assume the results of operations for any past periods indicate results for any future period. You should read this information in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2021, and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, each of which is incorporated by reference into this prospectus supplement. See “Where You Can Find More Information.”

BUSINESS FIRST BANCSHARES, INC. AND SUBSIDIARIES
SUMMARY OF CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	June 30,		December 31,
	2022 (unaudited)	2021 (unaudited)	2021	2020	2019	2018	2017

ASSETS
Cash and Due from Banks	$154,694	$130,769	$68,375	$149,131	$89,371	$96,072	$107,591
Federal Funds Sold	10,817	232,391	227,044	174,152	61,372	41,836	8,820
Securities Available for Sale, at Fair Values	934,676	882,802	1,021,061	640,605	278,193	309,516	179,148
Mortgage Loans Held for Sale	170	1,834	1,200	969	251	58	201
Loans and Lease Receivable, Net of Allowance for Loan Losses	4,081,409	2,828,184	3,160,496	2,969,331	1,698,141	1,517,249	966,519
Premises and Equipment, Net	64,307	57,576	58,155	58,593	29,280	15,114	8,780
Accrued Interest Receivable	22,142	20,841	19,597	23,895	8,025	8,223	4,110
Other Equity Securities	30,302	14,043	16,619	12,693	12,565	9,282	8,627
Other Real Estate Owned	990	5,890	1,427	9,051	4,036	1,909	227
Cash Value of Life Insurance	88,370	60,703	60,380	45,030	32,568	31,882	23,200
Deferred Taxes	29,576	4,652	8,822	5,858	2,145	3,848	3,005
Goodwill	88,842	60,062	59,894	53,862	48,495	49,488	6,824
Core Deposit and Customer Intangible	15,093	13,271	12,203	9,734	6,694	7,885	2,003
Other Assets	8,995	10,941	11,105	7,456	2,699	2,534	2,201

Total Assets	$5,530,383	$4,323,959	$4,726,378	$4,160,360	$2,273,835	$2,094,896	$1,321,256

LIABILITIES

Deposits:
Noninterest Bearing	$1,698,114	$1,175,624	$1,291,036	$1,164,139	$398,847	$382,354	$264,646
Interest Bearing	2,960,049	2,548,599	2,786,247	2,452,540	1,383,163	1,351,580	790,887

Total Deposits	4,658,163	3,724,223	4,077,283	3,616,679	1,782,010	1,733,934	1,055,533

Securities Sold Under Agreements to Repurchase	18,477	25,837	19,121	21,825	67,989	12,229	1,939
Short Term Borrowings	5,020	20	20	5,020	-	-	862
Long Term Borrowings	-	-	-	6,000	-	-	2,700
Federal Home Loan Bank Borrowings	254,011	28,023	82,022	43,145	93,000	55,000	75,000
Subordinated Debt	111,055	81,427	81,427	25,000	25,000	25,000	-
Subordinated Debt - Trust Preferred Securities	5,000	5,000	5,000	5,000	-	-	-
Accrued Interest Payable	708	1,938	1,354	2,499	1,533	1,374	890
Other Liabilities	32,490	26,485	26,783	25,229	19,206	7,301	4,397

Total Liabilities	5,084,924	3,892,953	4,293,010	3,750,397	1,988,738	1,834,838	1,141,321

Commitments and Contingencies

SHAREHOLDERS' EQUITY

Preferred Stock, No Par Value; 5,000,000 Shares Authorized	-	-	-	-	-	-	-
Common Stock, $1 Par Value; 50,000,000 Shares Authorized	22,579	20,741	20,400	20,621	13,279	13,213	10,232
Additional Paid-in Capital	346,382	299,014	292,271	299,540	212,505	212,332	144,172
Retained Earnings	139,232	104,382	121,874	79,174	56,700	37,982	27,175
Accumulated Other Comprehensive Income (Loss)	(62,734)	6,869	(1,177)	10,628	2,613	(3,469)	(1,644)

Total Shareholders' Equity	445,459	431,006	433,368	409,963	285,097	260,058	179,935

Total Liabilities and Shareholders' Equity	$5,530,383	$4,323,959	$4,726,378	$4,160,360	$2,273,835	$2,094,896	$1,321,256

(1) - Net of allowance for loan losses of $32,317, $26,702, $29,112, $22,024, $12,124, $11,220 and $8,765 as of June 30, 2022 and 2021, respectively and December 31, 2021, 2020, 2019, 2018 and 2017, respetively.

(2) - Shares issued and outstanding of 22,579,451, 20,740,759, 20,400,349, 20,621,437, 13,279,363, 13,213,280 and 10,232,495 as of June 30, 2022 and 2021, respectively and December 31, 2021, 2020, 2019, 2018 and 2017, respectively.

(3) - See the notes to the unaudited consolidated financial statements included in Business First's Quarterly Reports on Form 10-Q for the periods ended June 30, 2022 and 2021, and the notes to the audited consolidated financial statements included in Business First's Annual Reports on Form 10-K for the years ended December 31, 2021, 2020, 2019, 2018 and 2017.

BUSINESS FIRST BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Six Months Ended June 30,		Years Ended December 31,
	2022 (unaudited)	2021 (unaudited)	2021	2020	2019	2018	2017
Interest Income:
Interest and Fees on Loans	$89,822	$80,554	$156,791	$140,459	$95,433	$69,780	$47,516
Interest and Dividends on Securities	7,987	5,991	13,520	9,121	7,373	5,834	3,829
Interest on Federal Funds Sold and Due From Banks	327	68	127	175	661	581	256
Total Interest Income	98,136	86,613	170,438	149,755	103,467	76,195	51,601

Interest Expense:
Interest on Deposits	4,820	6,478	12,183	17,562	19,753	11,833	6,328
Interest on Borrowings	3,279	1,889	4,371	4,547	3,516	2,133	901
Total Interest Expense	8,099	8,367	16,554	22,109	23,269	13,966	7,229

Net Interest Income	90,037	78,246	153,884	127,646	80,198	62,229	44,372

Provision for Loan Losses	4,562	5,600	8,047	11,435	2,606	2,390	4,237

Net Interest Income after Provision for Loan Losses	85,475	72,646	145,837	116,211	77,592	59,839	40,135

Other Income:
Service Charges on Deposit Accounts	3,891	3,250	6,813	5,358	4,035	2,810	2,109
Gain (Loss) on Sales of Securities	(39)	(55)	378	135	106	7	31
Gain on Sales of Loans	251	10,021	10,117	4,597	230	-	-
Other Income	8,814	8,797	18,474	11,474	6,337	4,962	3,478
Total Other Income	12,917	22,013	35,782	21,564	10,708	7,779	5,618

Other Expenses:
Salaries and Employee Benefits	41,111	31,679	65,825	57,394	35,126	27,862	21,482
Occupancy and Equipment Expense	9,327	7,981	15,750	11,380	7,628	5,865	4,820
Other Expenses	19,679	17,973	35,486	32,219	15,694	16,521	10,500
Total Other Expenses	70,117	57,633	117,061	100,993	58,448	50,248	36,802

Income Before Income Taxes	28,275	37,026	64,558	36,782	29,852	17,370	8,951

Provision for Income Taxes	5,787	7,269	12,422	6,788	6,080	3,279	4,103

Net Income	$22,488	$29,757	$52,136	$29,994	$23,772	$14,091	$4,848

Earnings Per Share:

Basic	$1.03	$1.44	$2.54	$1.65	$1.79	$1.27	$0.63
Diluted	$1.03	$1.43	$2.53	$1.64	$1.74	$1.22	$0.61

RISK FACTORS

Investing in our common stock involves risks. You should carefully the following risk factors, in addition to the other information included in or incorporated by reference in this prospectus, including the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as may be supplemented by other documents incorporated by reference into this prospectus supplement or the accompanying prospectus, before making an investment decision. These risks and uncertainties are not the only ones facing us. Additional risk and uncertainties not presently known to us or that we currently deem immaterial may also impair our business. If any of these risks or uncertainties actually occur, our business, financial condition, liquidity results of operations and prospects could be materially adversely affected. In that case, the trading price of our common stock could decline, and you could lose all or part of your investment. This prospectus supplement and the accompanying base prospectus are qualified in their entirety by those risk factors.

Risks Related to this Offering and Our Common Stock

The market price of our common stock may be subject to substantial fluctuations, which may make it difficult for you to sell your shares at the volume, prices and times desired.

The market price of our common stock may be highly volatile, which may make it difficult for you to resell your shares at the volume, prices and times desired. There are many factors that may impact the market price and trading volume of our common stock, including, without limitation:

●	actual or anticipated fluctuations in our operating results, financial condition or asset quality;

●	changes in economic or business conditions;

●	the effects of, and changes in, trade, monetary and fiscal policies, including the interest rate policies of the Federal Reserve, or in laws or regulations affecting us;

●	failure to declare dividends on our common stock from time to time;

●

publication of research reports about us, our competitors, or the financial services industry generally, or changes in, or failure to meet, securities analysts’ estimates of our financial and operating performance, or lack of research reports by industry analysts or ceasing of coverage;

●	failure to identify and successfully consummate acquisitions, integrate acquisitions or realize anticipated benefits from acquisitions;

●	strategic actions by us or our competitors, such as acquisitions, restructurings, dispositions or financings;

●	fluctuations in the stock price and operating results of our competitors or other companies that investors deem comparable to us;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	anticipated or pending regulatory investigations, proceedings, or litigation that may involve or affect us;

●	changes in market valuations or earnings of companies that investors deem comparable to us;

●	the trading volume of our common stock;

●	future issuances of our common stock or other securities;

●	future sales of our common stock by us or our directors, executive officers or significant shareholders;

●	additions or departures of key personnel;

●	perceptions in the marketplace regarding our competitors and us;

●	other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services; and

●	other news, announcements or disclosures (whether by us or others) related to us, our competitors, our markets or the financial services industry.

In particular, the realization of any of the risks described in this “Risk Factors” section could have a material adverse effect on the market price of our common stock and cause the value of your investment to decline. The stock market and, in particular, the market for financial institution stocks have experienced substantial fluctuations in recent years, which in many cases have been unrelated to the operating performance and prospects of particular companies. In addition, significant fluctuations in the trading volume in our common stock may cause significant price variations to occur. Increased market volatility could have an adverse effect on the market price of our common stock, which could make it difficult to sell your shares at the volume, prices and times desired.

Future sales or the availability for sale of substantial amounts of our common stock in the public market could adversely affect the prevailing market price of our common stock, impair our ability to raise capital through future sales of equity securities and result in the dilution of holders of our common stock.

Our articles of incorporation authorize us to issue up to 50,000,000 shares of common stock. As of September 30, 2022, there are 22,605,136 shares of our common stock issued and outstanding. We are not restricted from issuing additional shares of our common stock, including securities that are convertible into or exercisable or exchangeable for common stock, except for the restrictions contained in our underwriting agreement with the underwriters, which restricts our ability to do so during the 90-day period beginning on the date of this prospectus supplement, with certain limited exceptions. We may also issue shares of our common stock or other securities from time to time for any number of reasons, including as consideration for future acquisitions and investments and under compensation and incentive plans. If any such acquisition or investment is significant, the number of shares of our common stock, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial. We may also grant registration rights covering those securities in connection with any such acquisitions and investments.

We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares of our common stock issued in connection with an acquisition or under a compensation or incentive plan), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock, could impair our ability to raise capital through future sales of our securities, and could cause significant dilution of holders of our common stock, including holders who purchase our common stock in this offering.

The rights of our common shareholders are subordinate to our existing indebtedness and the outstanding series A preferred stock, and may be subordinate to any indebtedness or other preferred stock that we may issue in the future.

Shares of common stock are equity interests and do not constitute indebtedness. As such, shares of common stock will rank junior to all of our existing indebtedness, including our outstanding subordinated notes in the amount of $107.8 million and our trust preferred securities of $5.0 million, as well as any future indebtedness, and to other non-equity claims against us and our assets available to satisfy claims against us, including in the event of our liquidation. Additionally, our common stock is subordinate to the outstanding shares of series A preferred stock, which are entitled to an aggregate liquidation preference of $72.0 million. Our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the holders of our common stock and we are permitted to incur additional debt. Accordingly, you should assume that any shares of preferred stock and any indebtedness that we may issue in the future will also be senior to our common stock with respect to dividend and liquidation rights.

Upon liquidation, lenders and holders of our debt securities and preferred stock would receive distributions of our available assets prior to holders of our common stock. As a result, holders of our common stock bear the risk that our future issuances of debt or equity securities or our incurrence of other borrowings may negatively affect the market price of our common stock.

You may not receive dividends on our common stock.

Although we have recently declared quarterly cash dividends on our common stock, we are not required to do so and may reduce or cease to pay common stock dividends in the future. Additionally, on September 1, 2022, we issued 72,010 shares of series A preferred stock, which are entitled to receive certain dividends prior to the payment of any dividend to our common shareholders. See “Common Stock and Dividend Policy” on page S-18 and “Description of Capital Stock” on page S-19 below. If we reduce or cease to pay common stock dividends, the market price of our common stock could be adversely affected.

Business First is a legal entity separate and distinct from b1BANK. The principal source of Business First’s cash flow, including cash flow to pay dividends to its shareholders, is dividends that b1BANK pays to Business First. A variety of federal and state laws and regulations affect the ability of b1BANK and Business First to pay dividends. The Federal Reserve has issued a supervisory letter that provides that a bank holding company should not pay dividends unless: (1) its net income over the last four quarters (net of dividends paid) has been sufficient to fully fund the dividends; (2) the prospective rate of earnings retention appears to be consistent with the capital needs, asset quality and overall financial condition of the bank holding company and its subsidiaries; and (3) the bank holding company will continue to meet minimum required capital adequacy ratios. In certain circumstances, federal and state regulators could impose further restrictions on the ability of b1BANK to pay dividends to Business First or on the ability of Business First to pay dividends to you. Subject to these regulatory restrictions, future cash dividends by b1BANK and Business First will depend upon management’s assessment of future capital requirements, contractual restrictions and other factors.

We are subject to certain debt covenants, and we may incur indebtedness in the future containing similar covenants, that further prohibit the payment of dividends on our common stock under certain circumstances. In addition to our series A preferred stock, our board of directors is authorized to issue additional series or classes of preferred stock that would rank senior to our common stock in the right to receive dividends.

If we fail to pay dividends, capital appreciation, if any, of our common stock may be the sole opportunity for gains on an investment in our common stock. In addition, in the event b1BANK becomes unable to pay dividends to us, we may not be able to service our debt or pay our other obligations or pay dividends on our common stock and preferred stock. Accordingly, our inability to receive dividends from b1BANK could also have a material adverse effect on our business, financial condition and results of operations and the value of your investment in our common stock.

Our management will have broad discretion as to the use of proceeds from this offering, and we may not use the proceeds effectively.

We intend to use our net proceeds from this offering for general corporate purposes, which may include augmenting our capital, supporting future organic growth, funding potential acquisition opportunities, and redeeming certain of our subordinated debt. Our net proceeds and the funds made available to us may be applied in ways with which some investors in this offering may not agree. Moreover, our management may use the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will not have the opportunity, as part of your investment decision, to assess whether these proceeds are being used appropriately. Management’s failure to use such funds effectively could have an adverse effect on our business, results of operations and financial condition. See “Use of Proceeds.”

Our corporate governance documents, and certain corporate and banking laws applicable to us, could make a takeover more difficult.

Certain provisions of our articles of incorporation and bylaws, each as amended and restated, and corporate and federal banking laws, could make it more difficult for a third party to acquire control of our organization or conduct a proxy contest, even if those events were perceived by many of our shareholders as beneficial to their interests. These provisions, and the corporate and banking laws and regulations applicable to us:

●	enable our board of directors to issue additional shares of authorized, but unissued, capital stock;

●	enable our board of directors, without shareholder approval, to issue “blank check” preferred stock with such designations, rights and preferences as may be determined from time to time by the board;

●	enable our board of directors to increase the size of the board and fill the vacancies created by the increase;

●	do not provide for cumulative voting in the election of directors;

●	enable our board of directors to amend our bylaws without shareholder approval;

●

require the vote of at least two-thirds of all of the shares of series A preferred stock to approve the amendment, alteration or repeal of the provisions of the articles of incorporation related to the series A preferred stock, including by merger, consolidation or otherwise, under certain circumstances;

●

require the vote of holders of at least 80% of the outstanding shares of our capital stock to modify the sections of our articles of incorporation addressing limitation of liability and indemnification of our officers and directors;

●	require the request of holders of at least 25% of the outstanding shares of our capital stock entitled to vote at a meeting to call a special shareholders’ meeting;

●	establish an advance notice procedure for director nominations and other shareholder proposals; and

●	require prior regulatory application and approval of any transaction involving control of our organization.

These provisions may discourage potential acquisition proposals and could delay or prevent a change in control, including under circumstances in which our shareholders might otherwise receive a premium over the market price of our shares.

An investment in Business First’s common stock is not an insured deposit and is subject to risk of loss.

Your investment in our common stock is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Your investment is subject to investment risk, and you must be capable of affording the loss of your entire investment.

Risks Relating to Our Business and Regulation of our Industry

For risks associated with our business and industry, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated into this prospectus supplement by reference, as the same may be updated from time to time prior to the completion of this offering by our future filings under the Exchange Act.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $46,750,000 million, after deducting underwriting discounts and commissions and our estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, which may include augmenting our capital, supporting future organic growth, funding potential acquisition opportunities, and redeeming certain of our subordinated debt. Our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.

CAPITALIZATION

The following table sets forth, on a consolidated basis, our capitalization as of June 30, 2022:

●	on an actual historical basis;

●	on an as adjusted basis to reflect the private placement of 72,010 shares of series A preferred stock at a price of $1,000 per share on September 1, 2022; and

●

on an as further adjusted basis to reflect the sale of 2,500,000 shares of our common stock in this offering at the public offering price of $20.00 per share, after deducting the underwriting discount and our estimated offering expenses.

This table should be read in conjunction with, and is qualified in its entirety by reference to, the information appearing under “Use of Proceeds” and our historical financial statements and related notes incorporated by reference into this prospectus supplement.

	Actual	As Adjusted For Preferred Stock Issuance	As Further Adjusted for Offering

Cash and due from banks	$154,694	$226,704	$273,454

Long-term indebtedness:
Subordinated debt	110,442	110,442	110,442
Subordinated debt – Trust Preferred Securities	5,000	5,000	5,000
Other long-term borrowings	54,011	54,011	54,011
Other liabilities	17,311	17,311	17,311

Shareholders’ equity:
Preferred stock, no par value; 5,000,000 shares authorized; no shares issued or outstanding at June 30, 2022, 72,010 shares issued and outstanding on pro forma basis and as adjusted for offering	$-	$72,010	$72,010
Common stock, $1.00 par value; 50,000,000 shares authorized; 22,579,451 shares issued and outstanding at June 30, 2022; shares issued and outstanding, as adjusted for offering	22,579	22,579	25,079
Additional paid-in capital	346,382	346,382	390,632
Retained earnings	139,232	139,232	139,232
Accumulated other comprehensive income (loss)	(62,734)	(62,734)	(62,734)
Total shareholders’ equity	$445,459	$517,469	$564,219

Consolidated capital ratios:
Leverage ratio	7.68%	8.91%	9.69%
Average shareholders’ equity to average total assets	8.71	9.97	10.77
Common Equity Tier 1 risk-based capital ratio	8.13	8.01	8.86
Tier 1 risk-based capital ratio	8.23	9.54	10.37
Total risk-based capital ratio	11.09	12.36	13.16

OUR COMMON STOCK AND DIVIDEND POLICY

Our common stock is traded on the Nasdaq Global Select Market, or Nasdaq, under the symbol “BFST.” As of September 30, 2022, the most recent practical date prior to the date of this prospectus supplement, there were approximately 1,025 holders of record of our common stock. The number of record shareholders excludes owners for whom common stock may be held in “street” name.

Our principal sources of funds to pay dividends are the dividends received from b1BANK. Consequently, dividends are dependent upon b1BANK’s earnings, capital needs, regulatory policies, as well as statutory and regulatory limitations. Federal and state banking laws and regulations restrict the amount of dividends and loans a bank may make to its parent company. For additional discussion relating to regulatory restrictions that limit our ability to pay dividends refer to “Item 1. Supervision and Regulation – Business First Bancshares, Inc. — Regulatory Restrictions on Dividends; Source of Strength” of our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated herein by reference.

Additionally, outstanding shares of our series A preferred stock are entitled to receive dividend payments prior to any dividend being paid to our common shareholders, which may limit our ability to pay dividends on our common stock. For more information, see “Description of Capital Stock” beginning on page S-19 below.

DESCRIPTION OF CAPITAL STOCK

This of our capital stock is qualified by reference to the applicable provisions of the Louisiana Business Corporation Act (which we refer to as the “LBCA”) our articles of incorporation and our bylaws, each as amended and as may be further amended from time to time. You are urged to read those documents carefully. Copies of our articles of incorporation and bylaws are incorporated by reference in this prospectus as exhibits to the registration statement of which this prospectus forms a part. See “where you can find more information.” The following description of our capital stock is only a summary, is not intended to be complete, and is qualified in its entirety by our articles of incorporation,

Common Stock

Our common stock on the Nasdaq Global Select Market under the symbol “BFST”.

Business First is incorporated in the state of Louisiana. Accordingly, the rights of our shareholders are generally covered by Louisiana law, including the Louisiana Business Corporation Act, or LBCA, and by our articles of incorporation and bylaws, as the same may be amended from time to time.

Our articles of incorporation authorize the issuance of up to 50,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, no par value per share. The authorized but unissued shares of Business First common stock are available for future issuance without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange. We currently have 72,010 shares of preferred stock issued and outstanding, all of which is designated as the “7.50% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A,” as described further under “Series A Preferred Stock” below.

Voting Rights. Each holder of Business First common stock is entitled to one vote for each share on all matters submitted to a vote of shareholders, except as otherwise required by law and subject to the rights and preferences of the holders of any shares of preferred stock that Business First may issue. Our articles of incorporation do not provide for cumulative voting in the election of directors. Directors are elected by a majority of the votes cast, unless the number of director nominees exceeds the number of directors to be elected at the meeting, in which case directors would be elected by a plurality of the votes cast.

Dividend Rights. Subject to certain regulatory restrictions and to the rights of holders of our existing and any future preferred stock, all shares of Business First common stock are entitled to dividends from legally available funds, when, as, and if declared by the board of directors. Such dividends, when, as and if declared by the board of directors shall be shared equally by all shares of Business First common stock.

As described further below under the heading “Series A Preferred Stock,” non-cumulative dividends on the series A preferred stock are payable quarterly in arrears if, when and as declared by our board of directors, at a rate of 7.50% per year until August 31, 2027, and thereafter at a floating rate equal to the three-month secured overnight financing rate, or SOFR, plus a spread of 470 basis points. With certain limited exceptions, if we do not pay full cash dividends on the series A preferred stock for the most recently completed dividend period, we may not pay dividends on, repurchase, redeem or make a liquidation payment with respect to, our common stock or other stock ranking junior to the series A preferred stock.

No Preemptive Rights. No holder of Business First common stock has a right under the LBCA, or Our articles of incorporation or bylaws, to purchase shares of common stock upon any future issuance.

Liquidation Rights. In the event of Business First’s liquidation, dissolution or winding up, whether voluntarily or involuntarily, holders of series A preferred stock shall be entitled to receive a liquidating distribution of $1,000 per share of series A preferred stock, plus any declared and unpaid dividends thereon (without accumulation of any undeclared dividends) to and including the date of such liquidation, out of assets legally available for distribution to shareholders of Business First, before Business First makes any distribution of assets to the holders of our common stock or any other class or series of shares of junior stock. The holders of our common stock would be entitled to share ratably in any of the net assets or funds which are available for distribution to shareholders, after the satisfaction of all liabilities and accrued and unpaid dividends and liquidation preferences on the series A preferred stock and on any preferred stock that Business First may issue.

Modification of Rights. Our articles of incorporation provide that the approval of at least 80% of the total voting power of the company will be required to amend the indemnification and limitation of liability provisions of our articles of incorporation. Any other amendment to our articles of incorporation requires the approval of a majority of the votes entitled to be cast. Business First’s bylaws may be amended by our board of directors, by a vote of a majority of the members present, or by our shareholders, by a majority of the votes cast at a meeting of our shareholders.

Other Rights. Holders of Business First’s common stock have no conversion rights or other subscription rights. There are no other redemption or sinking fund provisions that are applicable to Business First’s common stock.

Action by Written Consent. Under the LBCA, no action required or permitted to be taken at an annual or special meeting of shareholders may be taken by written consent in lieu of a meeting of shareholders without the unanimous written consent of all shareholders entitled to vote on the action unless the articles of incorporation specifically allows action to be taken by the written consent of shareholders holding at least the minimum number of shares necessary to take the action that is subject to that consent at a meeting of shareholders, even though the consent is not signed by all of the corporation’s shareholders. Our articles of incorporation provide for shareholder action by less than unanimous written consent.

Certain Articles of Incorporation and Bylaw Provisions Potentially Having an Anti-Takeover Effect. Certain provisions of our articles of incorporation and bylaws, and the corporate and banking laws applicable to Business First, may be deemed to have anti-takeover effects and may delay, prevent or make more difficult unsolicited tender offers or takeover attempts that a shareholder may consider to be in his or her best interests, including those attempts that might result in a premium over the market price for the shares held by shareholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management.

Authorized but Unissued Shares. The corporate laws and regulations applicable to Business First enable our board of directors to issue, from time to time and at its discretion, but subject to the rules of any applicable securities exchange, any authorized but unissued shares of Business First’s common or preferred stock. Any such issuance of shares could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The ability of the board of directors to issue authorized but unissued shares of Business First’s common or preferred stock at its sole discretion may enable Business First’s board to sell shares to individuals or groups who the board perceives as friendly with management, which may make more difficult unsolicited attempts to obtain control of Business First. In addition, the ability of the board of directors to issue authorized but unissued shares of Business First capital stock at its sole discretion could deprive the shareholders of opportunities to sell their shares of common stock or preferred stock for prices higher than prevailing market prices.

Preferred Stock. Our articles of incorporation contain provisions that permit the board of directors to issue, without any further vote or action by the shareholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series, and the powers, preferences and relative, participation, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

Board Size and Vacancies. Business First’s bylaws enable the board of directors to increase the size of the board between annual meetings and fill the vacancies created by the increase by a majority of the remaining directors.

No Cumulative Voting. The LBCA does not permit cumulative voting in the election of directors, unless expressly provided in a corporation’s articles of incorporation, and our articles of incorporation do not provide for such authority. In the absence of cumulative voting, the holders of a majority of the shares of Business First common stock may elect all of the directors standing for election, if they should so choose.

Special Meetings of Shareholders. For a special shareholders’ meeting to be called by one or more shareholder(s), Our articles of incorporation require the request of holders of at least 25% of the outstanding shares entitled to vote at the meeting to call a special shareholders’ meeting.

Advance Notice Procedures for Director Nominations and Shareholder Proposals. Business First’s bylaws establish an advance notice procedure with regard to business to be brought before an annual or special meeting of shareholders and with regard to the nomination of candidates for election as directors, other than by or at the direction of the board of directors. Although this procedure does not give the board of directors any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, it may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the established procedure is not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of the nominees or proposals might be harmful or beneficial to Business First’s shareholders and Business First.

Amending our Bylaws. Business First’s board of directors may amend its bylaws without shareholder approval.

Notice and Approval Requirements. Federal banking laws also impose notice, approval and ongoing regulatory requirements on any shareholder or other party that seeks to acquire direct or “indirect” control of an FDIC-insured depository institution. These laws include the Bank Holding Company Act of 1956 and the Change in Bank Control Act.

The overall effect of these provisions may be to deter a future offer or other merger or acquisition proposals that a majority of Business First’s shareholders might view to be in their best interests as the offer might include a substantial premium over the market price of Business First common stock at that time. In addition, these provisions may have the effect of assisting the board of directors and management in retaining their respective positions and placing them in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of Business First’s business.

Series A Preferred Stock

On September 1, 2022, we established a new series of preferred stock, designated as the “7.50% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A,” which we refer to as the “series A preferred stock.” 72,010 shares of series A preferred stock are issued and outstanding as of the date of this prospectus supplement.

Dividends. Non-cumulative dividends on the series A preferred stock are payable quarterly in arrears on February 28, May 31, August 31, and November 30 of each year, beginning on November 30, 2022, if, when and as declared by our board of directors, at a fixed rate of 7.50% per annum from September 1, 2022 to, but excluding, August 31, 2027. From August 31, 2027, dividends are payable at a floating rate equal to the three-month secured overnight financing rate, or SOFR, plus a spread of 470 basis points. With certain limited exceptions, if we do not pay full cash dividends on the series A preferred stock for the most recently completed dividend period, we may not pay dividends on, repurchase, redeem or make a liquidation payment with respect to, our common stock or other stock ranking junior to the series A preferred stock.

Redemption. We may, at our option and subject to any required regulatory approval, redeem the series A preferred stock in whole or in part, from time to time, on August 31, 2027, or on any dividend payment date on or after August 31, 2027. Additionally, we may redeem the series A preferred stock, in whole but not in part, at any time under certain circumstances that may risk our ability to include the series A preferred stock in our Tier 1 capital for purposes of regulatory capital adequacy rules. In each case, the shares of series A preferred stock would be redeemed at $1,000 per share, plus the per share amount of any declared and unpaid dividends.

Nonconvertible. Holders of our series A preferred stock shall not have any rights to convert shares of our series A preferred stock into, or exchange shares of our series A preferred stock for, shares of any other class of our capital stock.

Liquidation. Upon our voluntary or involuntary liquidation, dissolution, or winding-up, holders of outstanding shares of series A preferred stock will be entitled to be paid a liquidating distribution out of our assets legally available for distribution to our shareholders before any distribution of assets is made to holders of common stock or any other junior stock. The liquidating distribution will be in the amount of a liquidation preference of $1,000 per share, plus any declared and unpaid dividends (without accumulation of any undeclared dividends).

Voting Rights. Holders of our series A preferred stock generally do not have any voting rights, except as required by law or as may be required by the rules of the Nasdaq Global Select Market. However, we may not amend our articles of incorporation in a manner adverse to the rights of the holders of our series A preferred stock, issue capital stock ranking senior to the series A preferred stock or take certain other actions without the approval of the holders of the series A preferred stock.

Ranking.  The series A preferred stock will rank on a parity with each other class or series of our capital stock that we may issue in the future, the terms of which expressly provide that such class or series will rank on a parity with the series A preferred stock as to dividend rights and rights on liquidation, dissolution or winding-up of Business First.

MATERIAL U.S. FEDERAL INCOME AND
ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a general discussion of material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our common stock by certain “non-U.S. holders” (as defined below). This discussion is limited to non-U.S. holders who purchase and hold our common stock as a capital asset for U.S. federal income tax purposes (generally property held for investment). This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code,”), Treasury regulations promulgated thereunder, judicial decisions, and administrative pronouncements of the Internal Revenue Service (the “IRS”), all as in effect on the date hereof. All of these authorities are subject to change or differing interpretation, possibly with retroactive effect, which could affect the U.S. federal income and estate tax consequences described herein. No rulings have been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a different position regarding the tax consequences of a non-U.S. holder’s acquisition, ownership or disposition of our common stock or that any such position would not be sustained by a court.

For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:

●	a non-resident alien individual;

●	a foreign corporation;

●	an estate if its income is not subject to U.S. federal income taxation regardless of its source; or

●

a trust if (i) either no court within the United States is able to exercise primary supervision over the trust’s administration or no United States person has the authority to control all substantial decisions of the trust and (ii) it does not have in effect a valid election under the Treasury regulations to be treated as a United States person.

This discussion does not address all aspects of U.S. federal income and estate taxation and does not address any state, local, foreign or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances (such as U.S. gift tax consequences). Furthermore, this discussion does not describe the U.S. federal income tax consequences applicable to a non-U.S. holder who is subject to special treatment under U.S. federal income tax laws (including, but not limited to, certain U.S. expatriates, a bank or other financial institution, a broker or dealer in securities or currencies, a trader that has elected to mark securities to market, an insurance company, a tax-exempt organization, a “qualified foreign pension fund” within the meaning of Section 897(l)(2) of the Code, a tax qualified retirement plan, foreign governments, or a person holding our common stock as part of a hedging or conversion transaction or straddle or other integrated investment). Furthermore, this discussion does not address U.S. federal taxes other than income and estate tax. We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this discussion.

If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult their own tax advisors as to the particular tax consequences of the acquisition, ownership and disposition of our common stock.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY PROSPECTIVE PURCHASER OF OUR COMMON STOCK. IF YOU ARE CONSIDERING THE PURCHASE OUR COMMON STOCK, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES UNDER THE LAWS OF APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN TAXING JURISDICTIONS, INCLUDING YOUR ELIGIBILITY FOR BENEFITS UNDER A U.S. INCOME OR ESTATE TAX TREATY.

Distributions on Common Stock

In general, if distributions are made to non-U.S. holders with respect to our common stock, such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the non-U.S. holder’s tax basis in the common stock and, to the extent such portion exceeds the non-U.S. holder’s basis, the excess will be treated as gain from the disposition of the common stock, the tax treatment of which is discussed below.

Subject to the discussion below under “— Information Reporting and Backup Withholding” and “— Additional Withholding and Reporting Requirements Under FATCA,” any dividends paid to a non-U.S. holder of common stock that are not “effectively connected” with the holder’s conduct of a trade or business in the United States (as described below) will generally be subject to U.S. federal withholding tax at a rate of 30% on the gross amount of such dividends (or, if the non-U.S. holder is eligible for the benefits of an income tax treaty with the United States and certain certification requirements are satisfied, at the lower rate specified in such applicable income tax treaty). A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty and avoid backup withholding (as discussed below) for dividends will be required to (i) complete IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certify under penalty of perjury that such non-U.S. holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (ii) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations. A non-U.S. holder of our common stock eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund together with the required information with the IRS.

Any dividends paid to a non-U.S. holder that are effectively connected with the conduct of a trade or business of the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) will not be subject to U.S. federal withholding tax if the non-U.S. holder timely provides us (or our paying agent) with a valid IRS Form W-8ECI (or successor form) properly certifying such exemption and containing the non-U.S. holder’s taxpayer identification number. Instead, such effectively connected dividends will generally be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person under the Code, unless an applicable income tax treaty provides otherwise. In addition, if such non-U.S. holder is treated as a corporation for U.S. federal income tax purposes, any effectively connected dividends that it receives may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or at a lower rate if specified by an applicable income tax treaty).

Disposition of Common Stock

Subject to the discussion below under “— Information Reporting and Backup Withholding” and “— Additional Withholding and Reporting Requirements Under FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the disposition of our common stock unless:

●

the gain is effectively connected with the conduct of a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

●	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met; or

●

we are or have been a United States real property holding corporation (a “USRPHC”), within the meaning of Section 897(c)(2) of the Code, at any time within the shorter of the five-year period preceding the disposition or such non-U.S. holder’s holding period with respect to the applicable shares of our common stock, and, if shares of our common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such non-U.S. holder owns directly or by attribution, more than 5% of our common stock at any time during the relevant period.

A non-U.S. holder described in the first bullet point above will generally be subject to tax on the net gain derived from the disposition of our common stock under regular graduated U.S. federal income tax rates in the same manner as if the non-U.S. holder was a United States person as defined under the Code. For a corporate non-U.S. holder, such effectively connected gains may also be subject to an additional branch profits tax at a 30% rate (or at a lower rate if specified by an applicable income tax treaty).

An individual non-U.S. holder described in the second bullet point above will generally be subject to a flat 30% tax (or at a lower rate if specified by an applicable income tax treaty) on the gain derived from the disposition of our common stock, which gain may be offset by U.S.-source capital losses.

A non-U.S. holder described in the third bullet point above will be subject to U.S. federal income tax under the regular graduated U.S. federal income tax rates with respect to the gain recognized on the disposition of our common stock in the same manner as if the non-U.S. holder were a United States person as defined under the Code, except that the branch profits tax will not apply to a corporate non-U.S. holder. We believe we are not, and do not expect to become, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets and non-U.S. real property interests, there can be no assurance that we will not become a USRPHC in the future. Generally, a corporation is a USRPHC only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus any other assets used or held for use in a trade or business.

Information Reporting and Backup Withholding

We generally must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such non-U.S. holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available under the provisions of an applicable income tax treaty or tax information exchange agreement to the tax authorities in the country in which the non-U.S. holder resides.

A non-U.S. holder will be subject to backup withholding on dividends paid to such non-U.S. holder unless such non-U.S. holder certifies under penalty of perjury that it is not a United States person as defined under the Code or otherwise establishes an exemption in the manner described above under “— Distributions on Common Stock” (and the payor does not have actual knowledge or reason to know that such non-U.S. holder is a United States person as defined under the Code or that the conditions of any other exemption are not, in fact, satisfied).

Depending on the circumstances, information reporting and backup withholding may apply to the proceeds received by a non-U.S. holder from the disposition of our common stock, unless the non-U.S. holder certifies under penalty of perjury that it is not a United States person as defined under the Code or otherwise establishes an exemption in the manner described above (and the payor does not have actual knowledge or reason to know that such non-U.S. holder is a United States person as defined under the Code or that the conditions of any other exemption are not, in fact, satisfied).

U.S. backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding and Reporting Requirements Under FATCA

Subject to certain exceptions, Sections 1471 through 1474 of the Code, the Treasury Regulations and administrative guidance promulgated thereunder, collectively referred to as “FATCA,” generally impose a withholding tax of 30% on dividends paid with respect to our common stock, and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the disposition of our common stock paid to a “foreign financial institution” (as specifically defined under FACTA), unless such institution satisfies certain due diligence, reporting, withholding and certification requirements, under FATCA or pursuant to an applicable intergovernmental agreement (an “IGA”), between the United States and a foreign jurisdiction to implement FATCA and any relevant foreign law implementing such IGA.

In addition, subject to certain exceptions, FATCA also generally imposes a withholding tax of 30% on dividends paid with respect to our common stock, and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the disposition of our common stock paid to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or provides information to the withholding agent identifying the substantial U.S. owners of the entity.

Proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of such withholding taxes under FATCA. Non-U.S. holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their ownership and disposition of our common stock.

Federal Estate Tax

The estates of non-resident alien decedents generally are subject to U.S. federal estate tax on property with a United States situs. Shares of our common stock generally will be treated as U.S. situs property and, therefore, will be included in a non-resident alien’s gross estate for U.S. federal estate tax purposes, unless an applicable United States estate tax treaty provides otherwise.

UNDERWRITING

We have entered into an underwriting agreement, dated October 12, 2022, with Stephens Inc., as representative of the underwriters named below. Subject to certain conditions, each underwriter has severally agreed to purchase from us the number of shares of our common stock set forth opposite its name below.

Underwriters	Number of Shares
Stephens Inc.	1,750,000
Raymond James & Associates, Inc.	250,000
D.A. Davidson & Co.	125,000
Hovde Group, LLC	125,000
Janney Montgomery Scott, LLC	125,000
Piper Sandler & Co.	125,000

Total	2,500,000

Certain of our directors and officers or their affiliates or family members may purchase shares in this offering. Any such purchases by our directors and officers or their affiliates or family members shall be on the same terms offered to the public in this offering.

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have severally agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel to the underwriters and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Underwriting Discount

The underwriters propose to initially offer shares of our common stock directly to the public at the price set forth on the cover page of this prospectus supplement and to certain securities dealers at the public offering price, less a concession not in excess of $1.00 per share. If all of the shares of our common stock are not sold at the public offering price, the representative may change the public offering price and the other selling terms.

The following table shows the public offering price, underwriting discount and proceeds to us, before expenses, on both a per share and aggregate basis.

	Per Share	Total
Public offering price	$20.00	$50,000,000
Underwriting discount	$1.00	$2,500,000
Proceeds to us, before expenses	$19.00	$47,500,000

We estimate that our total offering expenses, excluding the underwriting discount, will be approximately $750,000. We have also agreed to reimburse the underwriters for their reasonable out-of-pocket expenses incurred in connection with their engagement as underwriters, including, without limitation, legal fees and expenses and marketing, syndication and travel expenses.

Lock-Up Agreements

We, and each of our executive officers and directors, have agreed for the period beginning on and including the date that is 90 days after the date of this prospectus supplement, not to, without the prior written consent of Stephens:

●

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including without limitation, common stock or such other securities which may be deemed to be beneficially owned by the executive officer or director in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition;

●

enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or such other securities, whether any such transaction is to be settled by delivery of our common stock or such other securities, in cash or otherwise; or

●	make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.

These restrictions are expressly agreed to in order to preclude us and our executive officers and directors from engaging in any hedging or other transaction or arrangement that is designed to, or which reasonably could be expected to, lead to or result in a sale, disposition or transfer, in whole or in part, of any of the economic consequences of ownership of our common stock, whether such transaction would be settled by delivery of our common stock or other securities, in cash or otherwise. These restrictions are subject to customary exceptions. Stephens may, in its sole discretion and at any time and from time to time, without notice, release all or any portion of the shares of our common stock and other securities that are restricted by these agreements from the restrictions listed above.

Nasdaq Listing

Our common stock is listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “BFST”.

Indemnity

We have agreed to indemnify the underwriters and their affiliates, selling agents and controlling persons against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to the payments the underwriters and their affiliates, selling agents and controlling persons may be required to make in respect of those liabilities.

Stabilization Transactions

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock, including stabilizing transactions, short sales and purchases to cover positions created by short sales, each in accordance with Regulation M under the Exchange Act.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These transactions may include the sale by the underwriters of more shares than they are obligated to purchase under the underwriting agreement, creating a naked short position.  The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

The underwriters also may engage in syndicate covering transactions, which are transactions that involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

These stabilizing and syndicate covering transactions may have the effect of raising or maintaining the market price of the shares of our common stock or preventing or retarding a decline in the market price of the shares of our common stock. As a result, the price of the shares of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of the shares of our common stock. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time without notice.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our common stock on Nasdaq in accordance with Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution of this offering. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for the security. If all independent bids are lowered below the bid of the passive market maker, however, the bid must then be lowered when purchase limits are exceeded. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when that limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Prospectus Delivery

A prospectus supplement in electronic format may be made available by email or through websites or other electronic means maintained by the underwriters. In connection with this offering, the underwriters or certain securities dealers may distribute prospectuses electronically. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate shares of our common stock for sale to online brokerage account holders. Any such allocation of online distributions will be made by the underwriters on the same basis as other allocations. Other than this prospectus supplement in electronic format, the information on any of these websites and any other information contained on a website maintained by an underwriter or syndicate member is not part of this prospectus supplement, has not been approved and/or endorsed by the underwriters or us and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. Most recently, the underwriter served as financial advisor to the Company in connection with its acquisition of TCBI.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of common stock offered hereby. Any such short positions could adversely affect future trading prices of the shares of common stock offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Notice to Investors

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the common shares described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

European Economic Area

In relation to each member state of the European Economic Area (each a “Member State”), no securities have been offered or will be offered pursuant to the offer described herein in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the relevant competent authority in that Member State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Member State at any time:

(i) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(ii) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(iii) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Member State who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Member State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriters have authorised, nor do they authorise, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of securities contemplated in this document.

The issuer and the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase, or subscribe for, any securities and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

In Member States, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the Prospectus Regulation (“Qualified Investors”). This document must not be acted on or relied on in any Member State by persons who are not Qualified Investors. Any investment or investment activity to which this document relates is available in any Member State only to Qualified Investors and will be engaged in only with such persons.

United Kingdom

In relation to the United Kingdom, no securities have been offered or will be offered pursuant to the offer described herein to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the UK Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

(i) to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(ii) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(iii) in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”),

provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the United Kingdom who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the United Kingdom to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriters have authorised, nor do they authorise, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of securities contemplated in this document.

The issuer and the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of United Kingdom law by virtue of the European Union (Withdrawal) Act 2018.

In the United Kingdom, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation who are also: (i) persons who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); (ii) persons falling within Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. Any investment or investment activity to which this document relates is available in the United Kingdom only to relevant persons and will be engaged in only with such persons.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) may only be communicated or caused to be communicated in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply. All applicable provisions of the FSMA and the Order must be complied with in respect of anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

Other Considerations

It is expected that delivery of the shares of our common stock will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement. Under Rule 15c6-1 promulgated under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise.

The underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and other financial services to us, for which they have in the past received, and may in the future receive, customary fees and reimbursement for their expenses.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

LEGAL MATTERS

The validity of our common stock offered by this prospectus supplement will be passed upon for us by Fenimore Kay Harrison LLP, Austin, Texas. Certain legal matters in connection with this offering will be passed upon for the underwriters by Alston & Bird LLP, Atlanta, Georgia.

EXPERTS

Our consolidated financial statements for the years ended December 31, 2021 and 2020, and the report on the effectiveness of internal control over financial reporting as of December 31, 2021 and 2020, appearing in our Annual Report on Form 10-K for the year ended December 31, 2021 have been audited by FORVIS, LLP (formerly Dixon Hughes Goodman LLP), an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as an expert in accounting and auditing.

PROSPECTUS

Business First Bancshares, Inc.

$150,000,000

Common Stock

Preferred Stock

Warrants

Subscription Rights

Debt Securities

Depositary Shares

Purchase Contracts

Purchase Units

Units

We may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities listed above. The securities we may offer may be convertible into or exchangeable for other securities. The maximum aggregate initial public offering price of the securities offered through this prospectus is $150,000,000, or the foreign currency equivalent thereof.

When we offer securities under this registration statement, we will provide you with a prospectus supplement describing the terms of the specific issue of securities being offered, including the price at which those securities are being offered to the public. You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being offered to you.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About This Prospectus” and “Plan of Distribution” for more information. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.

Our common stock is listed for trading on the NASDAQ Global Select Market under the symbol “BFST.” We expect that any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange. If we decide to apply to list any such securities on a securities exchange upon their issuance, the prospectus supplement relating to those securities will disclose the exchange on which we will apply to have those securities listed.

Investing in the securities involves certain risks. See “Risk Factors” on page 5 of this prospectus and, if any, in the applicable prospectus supplement. You should also review the “Risk Factors” discussed in our most recent annual report on Form 10-K, in our quarterly reports on Form 10-Q, and in the other documents we file from time to time with the SEC for a discussion of certain risks that you should consider before investing in our securities.

Neither the SEC, nor any other state securities commission nor any other regulatory authority has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The offered securities are not deposits, savings accounts or other obligations of any bank or savings association. The offered securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

This prospectus is not an offer to sell any securities other than the securities offered hereby. This prospectus is not an offer to sell securities in any jurisdictions or in any circumstances in which such an offer is unlawful.

The date of this prospectus is , 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration statement, we may offer and sell any combination of the securities described in this prospectus from time to time in one or more offerings up to a total dollar amount of $150,000,000, or the foreign currency equivalent thereof.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. You should read this prospectus and the applicable prospectus supplement and any related free writing prospectus together with additional information from the sources described in “Where You Can Find More Information” in this prospectus. You should not assume that the information in this prospectus, the prospectus supplements, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless the context indicates otherwise, references in this prospectus to “we,” “our,” “us,” the “Company” and “Business First” refer to Business First Bancshares, Inc., a Louisiana corporation and its consolidated subsidiaries. References in this prospectus to “b1BANK” and the “Bank” refer to b1BANK, a Louisiana state non-member bank and our wholly-owned subsidiary.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any applicable prospectus supplement when deciding whether to invest in the securities offered hereby. We have not authorized anyone to give oral or written information about this offering, our Company, or the securities offered hereby that is different from the information included or incorporated by reference in this prospectus or any applicable supplement to this prospectus. If anyone provides you with different information, you should not rely on it. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT BUSINESS FIRST BANCSHARES, INC.

We are a financial holding company headquartered in Baton Rouge, Louisiana, and the parent company of b1BANK, a Louisiana state bank that offers a full array of banking products and services. We currently operate throughout the state of Louisiana, including in the state’s seven largest metropolitan markets, and in the Dallas/Fort Worth metroplex market. Our common stock is listed on the NASDAQ Global Select Market under the symbol “BFST.”

Our principal executive offices are located at 500 Laurel Street, Suite 100, Baton Rouge, Louisiana 70801, and our telephone number is (225) 248-7600. Our corporate website may be accessed at www.b1bank.com. References to our website and those of our subsidiaries are not intended to be active links and the information on such websites is not, and you must not consider that information to be, a part of this prospectus.

EMERGING GROWTH COMPANY

We qualified as an “emerging growth company” as defined in the JOBS Act until December 31, 2020. As an emerging growth company, we were subject to reduced reporting and other regulatory requirements prior to December 31, 2020.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, relating to the securities covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement or incorporated by reference herein for a complete description. You may get a copy of the registration statement, at prescribed rates, from the sources listed above. You may also obtain copies of these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address: Corporate Secretary, Business First Bancshares, Inc., 500 Laurel Street, Suite 100, Baton Rouge, Louisiana 70801, telephone: (225) 248-7600. The documents that we have filed with the SEC are also available on our website at www.b1bank.com. The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this prospectus

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 5, 2021;

●

those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 15, 2021, that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 6, 2021;

●	our Current Reports on Form 8-K filed on January 13, March 18, March 26, March 31 and May 27 (other than any portions thereof deemed furnished and not filed in accordance with SEC rules); and

●

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on April 4, 2018, as updated by Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 5, 2021, and any other amendment or report filed for the purposes of updating such description.

All reports and other documents we subsequently file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions thereof deemed furnished and not filed in accordance with SEC rules), prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus commencing on the date on which the document is filed.

You may obtain from us a copy of any documents incorporated by reference into this prospectus without charge to you in the manner described above.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:

●

the effects of the ongoing COVID-19 pandemic, including, among other effects: the impact of the public health crisis; the extent and duration of closures of businesses, including our branches, vendors and customers; the operation of financial markets; employment levels; market liquidity; the impact of various actions taken in response by the United States (“U.S.”) federal government, the Board of Governors of the Federal Reserve System, or the Federal Reserve (the “Federal Reserve”), other banking regulators, state and local governments; the adequacy of our allowance for loan losses in relation to potential losses in our loan portfolio; and the impact that all of these factors have on our borrowers, other customers, vendors and counterparties;

●

risks related to the integration of any acquired businesses, including exposure to potential asset quality and credit quality risks and unknown or contingent liabilities, the time and costs associated with integrating systems, technology platforms, procedures and personnel, the need for additional capital to finance such transactions, and possible failures in realizing the anticipated benefits from acquisitions;

●

changes in the strength of the U.S. economy in general and the local economy in our local market areas adversely affecting our customers and their ability to transact profitable business with us, including the ability of our borrowers to repay their loans according to their terms or a change in the value of the related collateral;

●	economic risks posed by our geographic concentration in Louisiana and the Dallas/Fort Worth metroplex;

●	the ability to sustain and continue our organic loan and deposit growth, and manage that growth effectively;

●

market declines in industries to which we have exposure, such as the volatility in oil prices and downturn in the energy industry that impact certain of our borrowers and investments that operate within, or are backed by collateral associated with, the energy industry;

●	volatility and direction of interest rates and market prices, which could reduce our net interest margins, asset valuations and expense expectations;

●	interest rate risk associated with our business;

●	changes in the levels of loan prepayments and the resulting effects on the value of our loan portfolio;

●	increased competition in the financial services industry, particularly from regional and national institutions;

●	increased credit risk in our assets and increased operating risk caused by a material change in commercial, consumer and/or real estate loans as a percentage of our total loan portfolio;

●	changes in the value of collateral securing our loans;

●	deteriorating asset quality and higher loan charge-offs, and the time and effort required to resolve problem assets;

●	the failure of assumptions underlying the establishment of and provisions made to our allowance for credit losses;

●	changes in the availability of funds resulting in increased costs or reduced liquidity;

●	our ability to maintain important deposit customer relationships and our reputation;

●	a determination or downgrade in the credit quality and credit agency ratings of the securities in our securities portfolio;

●	increased asset levels and changes in the composition of assets and the resulting impact on our capital levels and regulatory capital ratios;

●	our ability to prudently manage our growth and execute our strategy;

●	risks associated with our acquisition and de novo branching strategy;

●	the loss of senior management or operating personnel and the potential inability to hire qualified personnel at reasonable compensation levels;

●	legislative or regulatory developments, including changes in the laws, regulations, interpretations or policies relating to financial institutions, accounting, tax, trade, monetary and fiscal matters;

●	government intervention in the U.S. financial system;

●	changes in statutes and government regulations or their interpretations applicable to us, including changes in tax requirements and tax rates;

●

natural disasters and adverse weather, acts of terrorism, an outbreak of hostilities or other international or domestic calamities, epidemics and pandemics such as coronavirus, and other matters beyond our control; and

●	other risks and uncertainties listed from time to time in our reports and documents filed with the SEC.

Other factors not identified above, including those described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in any of our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we have made with the SEC since the date of our most recent Annual Report on Form 10-K that are incorporated by reference in this prospectus, may also cause actual results to differ materially from those described in our forward-looking statements. All forward-looking statements included in this prospectus, any applicable prospectus supplement or in a document incorporated by reference herein or therein speak only as of the date such document. We undertake no obligation to update any forward-looking statement to reflect factual assumptions, circumstances or events that have changed after we have made the forward-looking statements, unless we are required to do so by law. You should not put undue reliance on any forward-looking statements.

RISK FACTORS

Investing in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully read and consider the risk factors contained in under the caption “Risk Factors” and elsewhere in our most recent Form 10-K and any updated or additional disclosure about risk factors included our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. We may also include updated or additional disclosure about risk factors in our future annual, quarterly or current reports filed with the SEC that are incorporated by reference into this prospectus. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities. Additional risks and uncertainties of which we are not aware or that we believe are not material at the time could also materially and adversely affect our business, financial condition, results of operations or liquidity.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities in the manner and for the purposes set forth in the applicable prospectus supplement, which may include general corporate purposes.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our capital stock. These summary descriptions are not meant to be complete descriptions of each security. The applicable prospectus supplement for an offering may add, update or change the terms and conditions of the securities as described in this prospectus. This summary is qualified by reference to the applicable provisions of the Louisiana Business Corporation Act (which we refer to as the “LBCA”) our Amended and Restated Articles of Incorporation (which we refer to as our articles of incorporation) and our Amended and Restated Bylaws (which we refer to as our “bylaws”), each as amended and as may be further amended from time to time. You are urged to read those documents carefully. Copies of our articles of incorporation and bylaws are incorporated by reference in this prospectus as exhibits to the registration statement of which this prospectus forms a part. See “where you can find more information.”

DESCRIPTION OF COMMON STOCK

The following is a summary of our common stock and certain terms of our articles of incorporation and our bylaws, which we refer to herein as our articles of incorporation and bylaws, respectively. This discussion summarizes some of the important rights of our shareholders but does not purport to be a complete description of these rights and may not contain all of the information regarding our capital stock that is important to you. The descriptions herein are qualified in their entirety by reference to our articles of incorporation and bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.

General

We are incorporated in the state of Louisiana. Accordingly, the rights of our shareholders are generally covered by Louisiana law, including the Louisiana Business Corporation Act, or LBCA, and our articles of incorporation and bylaws, as the same may be amended from time to time.

Our articles of incorporation authorize us to issue up to 50,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, no par value per share. The authorized but unissued shares of our common stock are available for future issuance without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange.

As of May 25, 2021, 20,813,015 shares of our common stock were issued and outstanding and held by approximately 876 shareholders of record, and no shares of preferred stock were issued and outstanding. Also, as of May 25, 2021, there were outstanding stock options and warrants to purchase 152,300 shares of our common stock held by our employees, officers and directors. We have also reserved an additional 228,076 shares for issuance in connection with share-based payment awards that may be granted under our 2017 Equity Incentive Plan.

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of shareholders, except as otherwise required by law and subject to the rights and preferences of the holders of any outstanding shares of our preferred stock. Our articles of incorporation do not provide for cumulative voting in the election of directors. Directors are elected by a majority of the votes cast, unless the number of director nominees exceeds the number of directors to be elected at the meeting, in which case directors would be elected by a plurality of the votes cast.

Dividend Rights

Subject to certain regulatory restrictions discussed in or incorporated by reference into this prospectus and to the rights of holders of any preferred stock that we may issue, all shares of our common stock are entitled to share equally in dividends from legally available funds, when, as, and if declared by our board of directors.

No Preemptive Rights

No holder of our common stock has a right under the LBCA, or our articles of incorporation or bylaws, to purchase shares of common stock upon any future issuance.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, whether voluntarily or involuntarily, the holders of our common stock would be entitled to share ratably in any of the net assets or funds which are available for distribution to shareholders, after the satisfaction of all liabilities and accrued and unpaid dividends and liquidation preferences on any outstanding preferred stock.

Modification of Rights

Our articles of incorporation provide that the approval of at least 80% of the total voting power of our company will be required to amend the indemnification and limitation of liability provisions of our articles of incorporation. Any other amendment to our articles of incorporation requires the approval of a majority of the votes entitled to be cast. Our bylaws may be amended by our board of directors, by a vote of a majority of the members present, or by our shareholders, by a majority of the votes cast at a meeting of our shareholders.

Other Rights

Holders of our common stock have no conversion rights or other subscription rights. There are no other redemption or sinking fund provisions that are applicable to our common stock.

Action by Written Consent

Under the LBCA, no action required or permitted to be taken at an annual or special meeting of shareholders may be taken by written consent in lieu of a meeting of shareholders without the unanimous written consent of all shareholders entitled to vote on the action unless the articles of incorporation specifically allows action to be taken by the written consent of shareholders holding at least the minimum number of shares necessary to take the action that is subject to that consent at a meeting of shareholders, even though the consent is not signed by all of the corporation’s shareholders. Our articles of incorporation provide for shareholder action by less than unanimous written consent.

Certain Articles of Incorporation and Bylaw Provisions Potentially Having an Anti-Takeover Effect

Certain provisions of our articles of incorporation and bylaws, and the corporate and banking laws applicable to us, may be deemed to have anti-takeover effects and may delay, prevent or make more difficult unsolicited tender offers or takeover attempts that a shareholder may consider to be in his or her best interests, including those attempts that might result in a premium over the market price for the shares held by shareholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management.

Authorized but Unissued Shares. The corporate laws and regulations applicable to us enable our board of directors to issue, from time to time and at its discretion, but subject to the rules of any applicable securities exchange, any authorized but unissued shares of our common or preferred stock. Any such issuance of shares could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The ability of our board of directors to issue authorized but unissued shares of our common or preferred stock at its sole discretion may enable our board to sell shares to individuals or groups who the board perceives as friendly with management, which may make more difficult unsolicited attempts to obtain control of our organization. In addition, the ability of our board of directors to issue authorized but unissued shares of our capital stock at its sole discretion could deprive the shareholders of opportunities to sell their shares of common stock or preferred stock for prices higher than prevailing market prices.

Preferred Stock. Our articles of incorporation contain provisions that permit our board of directors to issue, without any further vote or action by the shareholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series, and the powers, preferences and relative, participation, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series. Although the creation and authorization of preferred stock does not, in and of itself, have any effect on the rights of the holders of our common stock, the issuance of one or more series of preferred stock may affect the holders of common stock in a number of respects, including the following: by subordinating our common stock to the preferred stock with respect to dividend rights, liquidation preferences, and other rights, preferences, and privileges; by diluting the voting power of our common stock; by diluting the earnings per share of our common stock; and by issuing common stock, upon the conversion of the preferred stock, at a price below the fair market value or original issue price of the common stock that is outstanding prior to such issuance. See “Description of Preferred Stock” for additional information.

Board Size and Vacancies. Our bylaws enable our board of directors to increase the size of the board between annual meetings and fill the vacancies created by the increase by a majority of the remaining directors.

No Cumulative Voting. The LBCA does not permit cumulative voting in the election of directors, unless expressly provided in a corporation’s articles of incorporation, and our articles do not provide for such authority. In the absence of cumulative voting, the holders of a majority of the shares of our common stock may elect all of the directors standing for election, if they should so choose.

Special Meetings of Shareholders. For a special shareholders’ meeting to be called by one or more shareholder(s), our articles of incorporation require the request of holders of at least 25% of the outstanding shares entitled to vote at the meeting to call a special shareholders’ meeting.

Advance Notice Procedures for Director Nominations and Shareholder Proposals. Our bylaws establish an advance notice procedure with regard to business to be brought before an annual or special meeting of shareholders and with regard to the nomination of candidates for election as directors, other than by or at the direction of the board of directors. Although this procedure does not give our board of directors any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, it may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the established procedure is not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of the nominees or proposals might be harmful or beneficial to our shareholders and us.

Amending Certain Provisions of our Articles of Incorporation. Our articles of incorporation require an 80% vote of our shareholders to modify the sections of our articles of incorporation addressing limitation of liability and indemnification of our officers and directors, which provide limitation of liability and indemnification to the maximum extent permitted by law.

Amending our Bylaws. Our board of directors may amend our bylaws without shareholder approval.

Notice and Approval Requirements. Federal banking laws also impose notice, approval and ongoing regulatory requirements on any shareholder or other party that seeks to acquire direct or “indirect” control of an FDIC-insured depository institution. These laws include the Bank Holding Company Act of 1956 and the Change in Bank Control Act.

The overall effect of these provisions may be to deter a future offer or other merger or acquisition proposals that a majority of our shareholders might view to be in their best interests as the offer might include a substantial premium over the market price of our common stock at that time. In addition, these provisions may have the effect of assisting our board of directors and our management in retaining their respective positions and placing them in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of our business.

Indemnification

Our articles of incorporation provide that our directors and officers will be indemnified by us to the fullest extent permitted by the LBCA, against any and all expenses, liabilities or other matters while acting in his or her capacity as a director or officer. We have also agreed to advance expenses incurred by any such director or officer in connection with threatened, pending or completed proceeding to the fullest extent permitted by the LBCA, subject to certain conditions. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Limitation of Liability

Our articles of incorporation also limit the personal liability of our directors and officers in actions brought on our behalf or on behalf of our shareholders for monetary damages as a result of a director’s acts or omissions while acting in a capacity as a director or officer, with certain exceptions. Our articles of incorporation do not eliminate or limit our right or the right of our shareholders to seek injunctive or other equitable relief not involving monetary damages.

Transfer Agent and Registrar

Computershare Trust Company, N.A. currently serves as the transfer agent and registrar for our common stock.

Listing and Trading

Our common stock is listed on the Nasdaq Global Select Market under the symbol “BFST.”

DESCRIPTION OF PREFERRED STOCK

The following description is a general summary of the terms of the preferred stock that we may issue. The description below and in any prospectus supplement relating to the offer for sale of shares of a series of our preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to our articles of incorporation, the applicable amendment to our articles of incorporation establishing the terms of the series of preferred stock being offered for sale by means of a prospectus supplement, and our bylaws, each of which we will make available upon request. See “Where You Can Find More Information” for additional information.

General

We are authorized to issue 5,000,000 shares of preferred stock, no par value per share. No shares of our preferred stock are currently outstanding.

Our articles of incorporation permit us to issue one or more series of preferred stock and authorize our board of directors to designate the preferences, limitations and relative rights of any such series of preferred stock. Each share of a series of preferred stock will have the same relative rights as, and be identical in all respects with, all the other shares of the same series. Preferred stock may have voting rights, subject to applicable law and determination at issuance of our board of directors. While the terms of preferred stock may vary from series to series, common shareholders should assume that all shares of preferred stock will be senior to our common stock in respect of distributions and on liquidation.

Terms of the Preferred Stock That We May Offer

You should refer to the prospectus supplement relating to the shares of one or more series of preferred stock being offered for sale for the specific terms of that series, including:

●	the title of the series being offered and the price per share at which the shares are being offered to the public;

●	the number of shares of the series;

●	the liquidation preference per share of the series;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the shares of the series;

●	whether dividends will be cumulative or noncumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any, for the shares;

●	the provisions for redemption, if applicable, of the shares of preferred stock being offered;

●	any listing of the shares of preferred stock being offered on any securities exchange or market;

●

the terms and conditions, if applicable, upon which the shares of preferred stock being offered will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange ratio or price, or the manner of calculating the conversion or exchange ratio or price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;

●	voting rights, if any, of the shares of preferred stock being offered;

●	a discussion of any material and/or special United States federal income tax considerations applicable to the shares of preferred stock being offered;

●	the relative ranking and preferences of the shares of preferred stock being offered as to dividend rights to participate in our assets and rights upon winding up or termination of our affairs;

●

any limitations on the issuance of any series of preferred stock ranking senior to or equally with the series of preferred stock being offered as to dividend rights and rights to participate in our assets upon winding up or termination of our affairs; and

●	any other specific terms, preferences, rights, limitations or restrictions pertaining to the series.

Ranking

Unless otherwise specified in the prospectus supplement relating to the shares of a series of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Distributions

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to shareholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as we will set forth in such prospectus supplement. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates determined by our board of directors or as set forth in the statement of designation for such series of preferred stock.

Distributions on any series of preferred stock may be cumulative or non-cumulative.

If any shares of the preferred stock of any series are outstanding, no full dividends will be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, equally with or junior to the preferred stock of such series of preferred stock for any period unless all required dividends are paid. The phrase “all required dividends are paid” when used in this prospectus with respect to a series of preferred stock means that:

●

if the series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for payment for all past dividend periods and the then current dividend period, or

●

if the series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for the payment for the then current dividend period.

When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the shares of preferred stock of any series and the shares of any other series of preferred stock ranking equally as to dividends with the preferred stock of the series, all dividends declared upon shares of preferred stock of the series and any other series of preferred stock ranking equally as to dividends with the preferred stock will be declared equally so that the amount of dividends declared per share on the preferred stock of the series and the other series of preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of the series, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have cumulative dividend, and the other series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of the series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends, other than in common stock or other stock ranking junior to the preferred stock of the series as to dividends and participation in our assets upon our winding up or termination, will be declared or paid or set aside for payment or other distribution will be declared or made upon the common stock or any of our other stock ranking junior or equally with the preferred stock of the series as to dividends or participation in our assets upon our winding up or termination, nor will any common stock or any of our other capital stock ranking junior to or equally with preferred stock of the series as to dividends or participation in our assets upon our winding up or termination be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any stock, by us except by conversion into or exchange for our other stock ranking junior to the preferred stock of the series as to dividends and participation in our assets upon our winding up or termination.

Any dividend payment made on shares of a series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the series that remains payable.

Redemption

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms and notice, at the times and at the redemption prices set forth in the prospectus supplement.

The prospectus supplement relating to the offer for sale of shares of a series of preferred stock that is subject to mandatory redemption will specify the required notice and the number of shares of the preferred stock that will be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon, which will not, if the shares of that series of preferred stock does not have a cumulative dividend, include an accumulation in respect of unpaid dividends for prior dividends periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of the shares of that series of preferred stock may provide that, if no stock will have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, unless provided otherwise for any series of preferred stock, unless all required dividends are paid:

●	no shares of the applicable series of preferred stock will be redeemed unless all outstanding shares of preferred stock of the series are simultaneously redeemed, and

●

we will not purchase or otherwise acquire directly or indirectly any shares of the applicable series of preferred stock except by conversion into or exchange for stock ranking junior to the preferred stock of the series as to dividends and upon our winding up or termination.

Liquidation Preference

Upon any voluntary or involuntary winding up or termination of our affairs as a company, then, before any distribution or payment will be made to the holders of any common stock or any other class or series of shares of our capital stock ranking junior to the shares of a series of the preferred stock in the right to participate in the distribution of assets upon our winding up or termination, the holders of shares of each series of preferred stock will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of such series of preferred stock will have no right or claim to any of our remaining assets. If, upon the voluntary or involuntary winding up or termination, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of a series of our preferred stock having a liquidation preference and the corresponding amounts payable on all shares of other classes or series of shares of our capital stock ranking equally with such series of our preferred stock in the right to the distribution of our assets, then the holders of the shares of such series of preferred stock and all other classes or series of shares of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions will have been made in full to all holders of preferred stock having a liquidation preference, our remaining assets will be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon winding up or termination, according to their respective rights and preferences and in each case according to their respective number of shares.

For those purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business, will not be deemed to constitute a winding up or termination.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

●	as otherwise stated in the prospectus supplement;

●	as otherwise stated in the relevant section of our articles of incorporation establishing such series; and

●	as required by applicable law.

Conversion Rights

The prospectus supplement for a series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock.

Transfer Agent and Registrar

Computershare Trust Company, N.A. will serve as our transfer agent and registrar for any preferred stock we might issue.

DESCRIPTION OF WARRANTS

The following description is a general summary of the terms of the warrants that we may issue. We may issue warrants for the purchase of common stock, preferred stock or debt securities and may issue warrants independently or together with common stock, preferred stock or debt securities or attached to or separate from such securities, in one or more series. Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to shareholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner, or under a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

You should refer to the prospectus supplement relating to the warrants being offered for sale for the specific terms of the warrants, including:

●	title of the warrants;

●	the aggregate number of warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, number, aggregate principal amount, denominations and terms of the securities that may be purchased on exercise of the warrants;

●	the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

●	the date, if any, on and after which the warrants and the securities offered with the warrants, if any, will be separately transferable;

●	the purchase price for each security purchasable on exercise of the warrants;

●	the dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;

●	the periods during which and places at which such warrants are exercisable;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	any anti-dilution protection provisions;

●	the provisions, if any, for changes to or adjustments in the exercise price of the warrants;

●	the terms of any right that we may have to redeem or call the warrants;

●	the currency or currencies in which such warrants are exercisable, if other than U.S. dollars;

●	the effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement;

●	the name and address of the warrant agent, if any;

●	whether the warrants will be issued in certificated or book-entry form; and

●	any other material terms, including terms, procedures and limitations relating to the transferability, exchange, exercise or amendment of such warrants.

Until any warrants to purchase our securities are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following description is a general summary of the terms of the subscription rights that we may issue. We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each share of our common stock or preferred stock or for debt securities upon the exercise of the subscription rights;

●	the number of subscription rights issued to each shareholder;

●	the number and terms of each share of our common stock or preferred stock or for debt securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable subscription rights agreement and subscription rights certificate, which will be filed with the SEC in connection with any offering of subscription rights.

DESCRIPTION OF DEBT SECURITIES

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities, including debentures, notes, bonds and other evidence of indebtedness as set forth in the applicable prospectus supplement. The debt securities may be either secured or unsecured and will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. We refer to the senior indenture and the subordinated indenture together as the “indentures.” The complete terms of the debt securities will be contained in the indenture and supplemental indenture applicable to the debt securities. These documents will be included or incorporated by reference into this prospectus or the applicable prospectus supplement. You should read the indenture and applicable supplemental indenture relating to any debt securities. You should also read the applicable prospectus supplement, which will contain additional information and which may update or change some of the information below.

The following summary of the material provisions of the indentures and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the applicable indenture and certificates evidencing the applicable debt securities. The specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the applicable indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by those described in the applicable prospectus supplement.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series. The subordinated debt securities will be subordinated as described below under the heading “—Subordinated Debt.”

The prospectus supplement relating to a particular series of debt securities will set forth the material terms of the debt securities being offered, as established pursuant to a board resolution, in an officer’s certificate or in a supplemental indenture, including:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

•	the offering price (which may be expressed as a percentage of the aggregate principal amount) of the debt securities;

•

the aggregate principal amount of such series that may be authenticated and delivered under the indentures (except for securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities of the series pursuant to the indenture and except for any securities deemed never to have been authenticated and delivered);

•	the maturity date or dates;

•

if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “—Satisfaction and Discharge” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion or exchange provisions;

•	the date of the debt securities if other than the date of original issuance;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date and the manner in which such interest will be payable;

•	the date or dates on which the principal of the debt securities of such series is payable;

•

the rate or rates, and if applicable the method used to determine the rate, at which the debt securities of such series will bear interest, if any, the date or dates from which such interest will accrue, the date or dates on which such interest will be payable and the record date or dates for the interest payable on any debt securities on any interest payment date;

•	the place or places where payments of principal and interest may be made and securities may be surrendered for registration of transfer or for exchange;

•

the obligation, if any, of the Company to redeem or purchase the debt securities of such series, at the option of the Company or at the option of a holder thereof, pursuant to any sinking fund or other redemption provisions and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be so redeemed or purchased, in whole or in part;

•	if issued other than in minimum denominations of $1,000 or any multiple of $1,000, the denominations in which the debt securities will be issuable;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•

if other than U.S. currency, the currency, currencies or currency units in which principal, premium, if any, or interest will be payable and the manner of determining the equivalent thereof in U.S. currency;

•

if the principal of (and premium, if any, on) or any interest on the debt securities is to be payable, at our election or the election of a holder thereof, in one or more currencies other than that the currency or currencies in which the debt securities are stated to be payable, the currency or currencies in which payment is to be made payable and the periods and terms upon which such election is to be made;

•

if the amount of payments of principal of (and premium, if any, on) or any interest on the debt securities of the series may be determined by reference to an index, the manner in which such amounts shall be determined;

•

whether the securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for such global security, or the manner in which any interest payable on a temporary or permanent global security will be paid;

•	any interest rate calculation agents, exchange rate calculation agents or other agents for the debt securities, if other than the trustee;

•

whether and under what circumstances we will pay additional amounts in respect of any series of debt securities and whether we have the option to redeem such debt securities rather than pay such additional amounts;

•

any provisions relating to the extension of maturity of, or the renewal of, the debt securities, or the conversion of the debt securities into our common stock or preferred stock or other securities of the Company;

•

any covenants that may restrict our ability to create, assume or guarantee indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance, that condition or restrict our ability to merge or consolidate with any other person or to sell, lease or convey all or substantially all of our assets to any other person or that otherwise impose restrictions or requirements on us;

•	any sinking fund or similar provisions applicable to the securities;

•	any provisions relating to the purchase or redemption of all or any portion of a tranche or series of debt securities, including the period of notice required to redeem those debt securities;

•	the terms and conditions, if any, pursuant to which the debt securities are secured;

•	any subordination provisions applicable to the subordinated debt securities if different from those described below under “—Subordinated Debt”;

•

any other terms or provisions relating to the payment of principal of, premium (if any) or interest thereon, including, but not limited to, whether such debt securities are issuable at a discount or premium, as amortizable debt securities and if payable in, convertible or exchangeable for commodities or other securities of ours; and

•	if other than the trustee, the identity of the registrar and/or paying agent; and

•	any other specific terms of such debt securities.

However, no terms of the indentures may be modified or deleted if they are required under the Trust Indenture Act of 1939, as amended, and any modification or deletion of the rights, duties or immunities of an indenture trustee will have been consented to in writing by the trustee.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material United States federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the relevant foreign currency or currencies.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The material United States federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Senior Debt

Except as otherwise provided in a prospectus supplement, senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated debt of the Company, and will rank senior in right of payment to any subordinated debt.

Subordinated Debt

Except as otherwise provided in a prospectus supplement, subordinated debt securities will be unsecured and will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness, as more fully described in the applicable prospectus supplement.

Under the subordinated debt indenture, senior indebtedness means, without duplication, the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness, whether any such indebtedness exists as of the date of the indenture or is created, incurred or assumed after such date:

●	all obligations for borrowed money;

●	all obligations evidenced by debentures, debt securities or other similar instruments;

●

all obligations associated with derivative products, including but not limited to, securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and similar financial instruments;

●	all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto);

●	all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

●

all indebtedness of others guaranteed by us or any of our subsidiaries or for which we or any of our subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others);

●

indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company but excluding any obligations of the Company which are required (as opposed to elected) to be treated as finance leases under generally accepted accounting principles;

●	purchase money and similar obligations; and

●	any renewals, extensions, refundings or replacements of any of the foregoing.

Since we are a holding company, our right, and accordingly, the right of our creditors and shareholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.

In the event of any insolvency, bankruptcy, receivership or similar proceedings, payment in full of all principal, premium, if any, and interest must be made or provided for with respect to all outstanding senior debt before we can make any payment or distribution of principal, premium, if any, any additional amounts or interest on the subordinated debt securities.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, each series of the offered securities will be issued in registered form only, without coupons. The indentures will also allow us to issue the securities in bearer form only, or in both registered and bearer form. Any securities issued in bearer form will have interest coupons attached, unless they are issued as zero coupon securities. Securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than to offices of certain United States financial institutions located outside the United States. Unless otherwise indicated in the applicable prospectus supplement, the senior debt securities and subordinated debt securities we are offering will be issued in denominations of $1,000 or an integral multiple of $1,000. No service charge will be made for any transfer or exchange of the securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Payment and Paying Agent

Unless otherwise indicated in a prospectus supplement, the debt securities will be payable as to principal, interest and any premium in the designated currency or currency unit at the office of a designated paying agent. At our option, payment of interest on fully registered securities may also be made by check mailed to the persons in whose names the securities are registered on the days specified in the indentures or any prospectus supplement.

The designated paying agent in the United States for the securities we are offering is provided in the indentures that are or will be deemed incorporated by reference into this prospectus.

Global Securities

The securities of a series may be issued in whole or in part in the form of one or more global certificates, or global securities, that will be deposited with a depositary that we will identify in a prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. All global securities in bearer form will be deposited with a depositary outside the United States. Unless and until it is exchanged in whole or in part for individual certificates evidencing securities in definitive form represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of that depositary or by a nominee of that depositary to a depositary or another nominee of that depositary.

The specific terms of the depositary arrangements for each series of securities will be described in the applicable prospectus supplement.

Modification and Waiver

Unless indicated otherwise in a prospectus supplement and except as set forth below, each indenture will provide that modifications and amendments may be made by us and the trustee with the consent of the holders of a majority in principal amount of the outstanding securities of each series affected by the amendment or modification. However, unless otherwise indicated in the applicable prospectus supplement, no modification or amendment may, without the consent of each holder affected:

●	change the stated maturity date of the security;

●	reduce the principal amount, any rate of interest, or any additional amounts in respect of any security, or reduce the amount of any premium payable upon the redemption of any security;

●	change the time or place of payment, currency or currencies in which any security or any premium or interest thereon is payable;

●	impair the holders’ rights to institute suit for the enforcement of any payment on or after the stated maturity date of any security, or in the case of redemption, on or after the redemption date;

●	reduce the percentage in principal amount of securities required to consent to any modification, amendment or waiver under the indenture; or

●

modify, except under limited circumstances, any provision of the applicable indenture relating to modification and amendment of the indenture, waiver of compliance with conditions and defaults thereunder or the right of a majority of holders to take action under the applicable indenture.

The holders of a majority in principal amount of the outstanding securities of any series may waive compliance by us and the trustee with certain provisions of the applicable indenture. The holders of a majority in principal amount of the outstanding securities of any series may waive any past default under the applicable indenture with respect to that series, except a default in the payment of the principal, or any premium, interest, or additional amounts payable on a security of that series or in respect of a covenant or provision which under the terms of the applicable indenture cannot be modified or amended, without the consent of each affected holder.

With the trustee, we may modify and amend any indenture without the consent of any holder for any of the following purposes:

●	to name a successor entity to us;

●	to add to our covenants for the benefit of the holders of all or any series of securities;

●	to permit or facilitate the issuance in uncertificated or global form, so long as such action does not adversely affect the interests of the applicable holders;

●	to establish the form or terms of securities of any series and any related coupons;

●	to provide for the acceptance of appointment by a successor trustee;

●

to cure any ambiguity, defect or inconsistency in the applicable indenture, provided that such action is not inconsistent with the provisions of that indenture and does not adversely affect the interests of the applicable holders;

●	to make any other provisions with respect to matters or questions arising under the indenture that will not adversely affect the interests of the applicable holders;

●	to add to the events of default;

●

to supplement to the extent necessary to permit or facilitate any legal defeasance, covenant defeasance or satisfaction and discharge that does not adversely affect the interests of the applicable holders;

●	to make provision for the conversion or exchange rights of the holders of the securities in certain events;

●

to amend, supplement or eliminate any provision so long as such amendment, supplement or elimination does not apply to securities outstanding at the date of such supplemental indenture that are entitled to the benefits of such provision;

●

in the case of any securities that are convertible or exchangeable into common stock, to safeguard or provide for conversion or exchange in the event of a reclassification or other change in the outstanding shares of common stock, or the merger, consolidation or transfer of all or substantially all of the Company’s properties or assets;

●	to add to, delete from or revise the conditions, limitations and restrictions on the issue, authentication and delivery of securities;

●	to conform any provision of any indenture to the Trust Indenture Act; or

●	to make any other change that does not adversely affect the interests of the applicable holders.

Calculation of Outstanding Debt Securities

To calculate whether the holders of a sufficient principal amount of the outstanding securities have given any request, demand, authorization, direction, notice, consent or waiver under any indenture, any securities owned by us, or owned by any other obligor of the securities or any affiliate of ours or any other obligor, shall be disregarded and deemed not to be outstanding for purposes of the calculation.

Additional Provisions

Other than the duty to act with the required standard of care during an event of default, the trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of the securities, unless the holders have offered the trustee reasonable indemnification. Each indenture provides that the holders of a majority in principal amount of outstanding securities of any series may, in certain circumstances, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee.

No holder of a security of any series will have the right to institute any proceeding for any remedy under the applicable indenture, unless:

●	the holder has provided the trustee with written notice of a continuing event of default regarding the holder’s series of securities;

●

the holders of at least 25% in principal amount of the outstanding securities of a series have made a written request, and offered indemnity satisfactory to the trustee, to the trustee to institute a proceeding for remedy;

●	the trustee has failed to institute the proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and

●	the trustee has not received a direction during such 60-day period inconsistent with such request from the holders of a majority in principal amount of the outstanding securities of that series.

However, the holder of any security will have an absolute and unconditional right to receive payment of the principal, any premium, any interest or any additional amounts in respect of such security on or after the date expressed in such security and to institute suit for the enforcement of any such payment. We are required to file annually with the trustee a certificate of no default, or specifying any default that exists.

Transactions with the Trustee

We and our subsidiaries may maintain deposit accounts and conduct various banking and other transactions with an indenture trustee. The trustee and its subsidiaries may maintain deposit accounts and conduct various banking transactions with us and our subsidiaries.

Conversion Rights

The applicable prospectus supplement relating to any convertible debt securities will describe the terms on which those securities are convertible.

Events of Default

The following constitute “events of default” under the indentures:

●	failure to pay any interest or any additional amounts on any senior debt security of that series when due, and continuance of such default for 30 days;

●	failure to pay principal of, or any premium on, any debt security of that series when due;

●

failure to perform any of our other covenants or warranties in the applicable indenture or debt security (other than a covenant or warranty included in that indenture solely for the benefit of a different series of debt securities), which has continued for 90 days after written notice as provided in the indenture;

●	certain events relating to a bankruptcy, insolvency or reorganization proceeding; and

●	any other event of default regarding that series of debt securities.

Upon an event of default relating to a bankruptcy, insolvency or reorganization proceeding, the principal amount of the applicable series of debt securities shall be automatically accelerated. Upon any other event of default, unless the supplemental indenture provides otherwise, either the trustee or holders of at least 25% in principal amount of the outstanding securities of that series may declare the principal amount due and payable immediately. In the event of a default in the payment of interest or principal, the holders of senior debt will be entitled to be paid in full before any payment can be made to holders of subordinated debt securities. However, a holder of a subordinated debt security (or the trustee under the applicable indenture on behalf of all of the holders of the affected series) may, subject to certain limitations and conditions, seek to enforce overdue payments of interest or principal on the subordinated debt securities. Subject to certain conditions, the declaration of acceleration may be revoked, and past defaults (except uncured payment defaults and certain other specified defaults) may be waived, by the holders of not less than a majority of the principal amount of securities of that series.

You should refer to the prospectus supplement relating to each series of securities for the particular provisions relating to events of default and the ability to accelerate.

Trustee

The applicable prospectus will specify the trustee for the particular series of debt securities to be issued under the indentures.

At all times, the trustee must be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, with authority to exercise corporate trust powers, be subject to the supervision or examination by federal or state authority, have at all times a combined capital and surplus of not less than $50,000,000, and otherwise satisfy the requirements of the Trust Indenture Act. If the trustee resigns, we are required to promptly appoint a successor trustee with respect to the affected securities. The trustee and/or certain of its affiliates may provide banking, investment and other services to us.

Book Entry Issuance

If so provided in the applicable prospectus supplement, we will issue the debt securities of each series offered by means of this prospectus in the form of one or more fully registered global debt securities, without coupons, each of which we refer to as a “global security.” Each such global security will be registered in the name of a depositary or a nominee of a depositary and held through one or more domestic clearing systems, principally the book-entry system operated by Depository Trust Company, or DTC, in the United States. No person who acquires an interest in these global securities will be entitled to receive a certificate or other instrument representing the person’s interest in the global securities except as set forth under “—Certificated debt securities” below or in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, all references in this prospectus or any prospectus supplement to this prospectus to actions by holders of any debt securities that are global securities refer to actions taken by DTC upon instructions from its participants, and all references herein to payments and notices to the holders refer to payments and notices to DTC or its nominee, as the case may be, as the registered holder of the offered debt securities. Electronic securities and payment transfer, processing, depositary and custodial links have been established among the DTC system and other systems, either directly or indirectly, which enable global securities to be issued, held and transferred among these clearing systems through these links.

Although DTC has agreed to the procedures described below in order to facilitate transfers of global securities among participants in DTC, it is under no obligation to perform or continue to perform those procedures, and those procedures may be modified or discontinued at any time. Neither we, any trustee nor any registrar and transfer agent with respect to our debt securities of any series offered by means of this prospectus will have any responsibility for the performance by DTC or any of its direct or indirect participants of its obligations under the rules and procedures governing the operations of DTC.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of a series issued in the form of one or more global securities will be registered in the name of DTC or a nominee of DTC. Where appropriate with respect to the debt securities of a series being offered and sold by means of this prospectus, links will be established among DTC to facilitate cross-market transfers of those debt securities associated with secondary market trading. While the following information in this prospectus concerning DTC and its book-entry system has been obtained from sources we believe to be reliable, we take no responsibility for the accuracy of that information. Furthermore, DTC has no obligation to perform or continue to perform the procedures described below, and any of them may discontinue or change those procedures at any time.

Depository Trust Company

DTC has advised us of the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Beneficial interests in a global security representing outstanding debt securities of a series will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and DTC participants. When you purchase our debt securities through the DTC system, the purchases must be made by or through a direct DTC participant, which will receive credit for the debt securities in its account on DTC’s records. When you actually purchase the debt securities, you will become their beneficial owner and your ownership interest will be recorded only on the records of the DTC participants. DTC will have no knowledge of your individual ownership of the debt securities. DTC’s records will show only the identity of the direct DTC participants and the amount of the debt securities held by or through them. When you purchase debt securities through the DTC system, you will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the DTC participant through which you purchase the debt securities. The DTC participants are responsible for keeping accurate account of the holdings of their customers.

The trustee and we will treat DTC or its nominee as the owner of each global security registered in the name of DTC or its nominee for all purposes. Accordingly, the trustee will wire payments on the debt securities to the DTC nominee that is the registered holder of the debt securities. It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts due on a global security, to proportionately credit direct DTC participants’ accounts on the payment date based on their holdings of the relevant securities. Payments to you with respect to your beneficial interest in any debt securities in turn will be the responsibility of the DTC participants based on their respective customary practices, and the trustee, any paying agent and we will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices likewise will be sent by us or, at our request, by the trustee directly to DTC, which in turn will inform the DTC participants, which will then contact you as a beneficial holder. In addition, it is DTC’s current practice to pass through any consenting or voting rights to the direct DTC participants by using an omnibus proxy. Those direct DTC participants should, in turn, solicit votes and consents from you, the ultimate owner of debt securities, based on their respective customary practices.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between direct DTC participants on whose behalf it acts with respect to the debt securities and is required to receive and transmit distributions of principal of and premium, if any, and interest on the debt securities. DTC participants with which investors have accounts with respect to the debt securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.

Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having a beneficial interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in certificated form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.

DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the terms and conditions of the debt securities (including, without limitation, the presentation of debt securities for exchange) only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant debt securities are credited, and only in respect of the portion of the aggregate principal amount of the debt securities as to which that direct DTC participant has or those direct DTC participants have given the direction. However, in certain circumstances described below under “—Certificated Debt Securities” below, DTC will exchange the global securities held by it for certificated debt securities, which it will distribute to the direct DTC participants.

Certificated Debt Securities

Debt securities represented by one or more global securities will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

●	DTC is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us within 90 days; or

●	we decide to discontinue the book-entry system; or

●	an event of default has occurred and is continuing with respect to the applicable debt securities.

If a global security is exchanged for certificated debt securities, the trustee will keep the registration books for the applicable debt securities at its corporate office and follow customary practices and procedures regarding those certificated debt securities.

DESCRIPTION OF DEPOSITARY SHARES

The following description is a general summary of the terms of the depositary shares that we may issue. We may elect to offer fractional interests in shares of our preferred stock, in which case we will issue receipts for depositary shares and each of these depositary shares will represent a fraction of a share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and our preferred stock, as well as the form of the deposit agreement, our charter and the articles supplementary relating to the applicable series of our preferred stock that are, or will be, filed with the SEC. Therefore, you should carefully consider the actual provisions of these documents.

General

Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of our preferred stock underlying that depositary share, to all rights and preferences of our preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

The shares of our preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. The name and address of the principal executive office of the depositary will be included in the prospectus supplement relating to the issue.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

Dividends and Other Distributions

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of our preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for our preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

If a series of our preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of our preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of our preferred stock held by the depositary. Whenever we redeem any of our preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing our preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and no fewer than 20 nor more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of our preferred stock.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

Upon receipt of notice of any meeting at which the holders of our preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying our preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of our preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for our preferred stock. The depositary will try, as far as practicable, to vote our preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote our preferred stock in accordance with these instructions. The depositary will not vote our preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of our preferred stock underlying their depositary shares.

Partial shares of our preferred stock will not be issued. Holders of our preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for our preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

●	all outstanding depositary shares have been redeemed; or

●	there has been a final distribution of our preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

●	the initial deposit of our preferred stock;

●	the initial issuance of the depositary shares;

●	any redemption of our preferred stock; and

●	all withdrawals of our preferred stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

●	refuse to transfer depositary shares;

●	withhold dividends and distributions; and

●	sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of our preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of our preferred stock.

Neither we nor the depositary will be liable if either we or the depositary are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or our preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

●	written advice of counsel or accountants;

●	information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

●	documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

The following description is a general summary of the terms of the purchase contracts and purchase units that we may issue. We may issue purchase contracts for the purchase or sale of our common stock, preferred stock or debt securities issued by us or by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.” The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The prospectus supplement relating to any offering of purchase contracts or purchase units will contain the specific terms of the purchase contracts or purchase units. These terms may include, without limitation, the following:

●

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts or purchase units;

●	a discussion of the material U.S. federal income tax considerations applicable to the purchase contracts or purchase units;

●	whether the purchase contracts or purchase units will be issued in fully registered or global form; and

●	any other terms of the purchase contracts or purchase units and any securities subject to such purchase contracts.

The description in the applicable prospectus supplement of any purchase contracts and purchase units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or unit agreement, which will be filed with the SEC in connection with any offering of such securities.

DESCRIPTION OF UNITS

We may issue units comprised of any combination of two or more of the other securities described in this prospectus and as specified in the applicable prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder, with rights and obligations of a holder, of each security included in the unit. The units may be issued under unit agreements to be entered into between us and a unit agent.

The applicable prospectus supplement will specify the terms of the units, including:

●	the designation and terms of the units and of any of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units;

●	a discussion of the material U.S. federal income tax considerations, if applicable; and

●	whether the units if issued as a separate security will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC in connection with any offering of units.

PLAN OF DISTRIBUTION

We may sell the offered securities directly to purchasers, through agents, through dealers, through underwriters, or through a combination of any of these methods of sale. The prospectus supplement relating to the offered securities will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents; the initial offering price of the offered securities to the public and the proceeds to us from the sale; any underwriting discounts, commissions and other items constituting underwriters’ compensation; any underwriting discounts, commissions and other allowances and reallowances paid to dealers or agents; and any securities exchanges on which the offered securities may be listed.

We may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

●	at a fixed price or prices, which may be changed,

●	at market prices prevailing at the time of sale,

●	at prices related to the prevailing market prices, or

●	at negotiated prices.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on the NASDAQ Global Select Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

We may issue to our existing securityholders, though a dividend or similar distribution, rights to purchase shares of our common stock or preferred stock, which may or may not be transferable. In any distribution of rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to facilitate the distribution of the unsubscribed securities. The applicable prospectus supplement will describe the specific terms of any offering of our common stock or preferred stock through the issuance of rights including, if applicable, the material terms of any standby underwriting agreement or purchase agreement.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

Sales Through Underwriters, Dealers or Agents; Direct Sales

If an underwriter is, or underwriters are, used in the sale, we will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the prospectus supplement, which, along with this prospectus, will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent and such underwriters will be obligated to purchase all such securities, if any are purchased.

If a dealer is utilized in the sale of the offered securities in respect of which this prospectus and a related prospectus supplement is delivered, we will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us in the ordinary course of business.

The specific terms of any lock-up provisions with respect to any given offering will be described in the applicable prospectus supplement.

In compliance with guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and unless otherwise disclosed in the applicable prospectus supplement, we do not intend for the maximum consideration or discount to be received by any FINRA member or independent broker dealer to exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

We may directly solicit offers to purchase offered securities. Agents designated by us from time to time may also solicit offers to purchase offered securities. Any agent designated by us who may be deemed to be an “underwriter,” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement.

Delayed Delivery Contracts

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:

●	the purchase of the offered securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject, and

●	if the offered securities are also being sold to underwriters, we will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Market Making, Stabilization and Other Transactions

Each issue of a new series of preferred stock, debt securities, warrants or rights will be a new issue of securities with no established trading market, except as indicated in the applicable prospectus supplement. Unless indicated in the applicable prospectus supplement, we do not expect to list the offered securities on a securities exchange, except for our common stock, which is listed on the Nasdaq Global Select Market. We can provide no assurance as to whether the securities will have a liquid trading market.

In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement and in accordance with applicable law, engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of preventing or delaying a decline in the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. Any of these activities may have the effect of raising or maintaining the market price of our securities or preventing or delaying a decline in the market price of our securities or the common stock sold by the selling shareholder. As a result, the market price of the securities may be higher than it otherwise would be in the absence of these transactions. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the applicable prospectus supplement.

Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including without limitation Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Under the securities law of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

LEGAL MATTERS

Unless otherwise stated in the applicable prospectus supplement, the validity of our securities offered pursuant to this prospectus and related prospectus supplements will be passed upon for us by Fenimore, Kay, Harrison & Ford, LLP, Austin, Texas, and for any applicable underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements for the year ended December 31, 2020, and the report on the effectiveness of internal control over financial reporting as of December 31, 2020, appearing in our Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by Dixon Hughes Goodman LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as an expert in accounting and auditing.

Our consolidated financial statements for the years ended December 31, 2019 and 2018 appearing in our Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by Hannis T. Bourgeois, LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as an expert in accounting and auditing.

BUSINESS FIRST BANCSHARES, INC.

$50,000,000

Common Stock

Prospectus Supplement

Sole Book-Running Manager

STEPHENS INC.

Lead Manager

RAYMOND JAMES

Co-Manager

D.A. DAVIDSON & CO.	HOVDE GROUP, LLC	JANNEY MONTGOMERY SCOTT	PIPER SANDLER

         October 12, 2022